Exhibit 99.1

1 PHILLIP SWAN * IN THE Plaintiff, * CIRCUIT COURT v. * FOR C. TAYLOR PICKETT, et al. * BALTIMORE CITY, MARYLAND Defendants. * Case No. 24-C-19-000573 * (Consolidated with No. 24-C-19-000972) * * * * * * * * * * * * * STIPULATION OF SETTLEMENT This Stipulation of Settlement dated February 22, 2024 (the “Stipulation”), is made and entered into by and among the Settling Parties,1 by and through their respective counsel of record in the Settling Actions. This Stipulation is intended by the Settling Parties to fully, finally, and forever, resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein. I. FACTUAL BACKGROUND AND RELEVANT PROCEEDINGS A. THE ALLEGATIONS Omega Healthcare Investors, Inc. (“Omega” or the “Company”) is a self-administered real estate investment trust (“REIT”) that invests in healthcare facilities. Omega earns revenue by collecting rent and mortgage payments from facility operators. Omega reports operational performance using funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) metrics reflecting those revenues. Plaintiffs contend that certain current and former officers and directors of Omega (the 1 This Stipulation addresses the settlement of the New York Federal Action and the Maryland State Action (collectively, the “Settling Actions”), not the Maryland Federal Action, as defined below. Terms not otherwise defined in the text of this Stipulation shall have the meanings set forth in Section VI.1., herein.

2 “Individual Defendants,” as defined below) breached non-exculpable fiduciary duties to Omega and its shareholders in the first half of 2017 by extending, without adequately disclosing, a $15.2 million Working Capital Loan (the “WCL”) to Omega’s second largest operator, Orianna Health Systems (“Orianna”). Plaintiffs allege Orianna used the WCL to make partial monthly rent payments it could not otherwise have funded from operations. In early 2018, Orianna filed for bankruptcy protection. Plaintiffs contend that the Orianna acquisition and the WCL wasted Omega’s assets, and that the omission of the WCL from Omega’s disclosures rendered statements regarding Orianna’s purportedly stabilizing delinquency durations and prospects for resolving solvency threatening operational challenges, as well as Omega’s fiscal year 2017 FFO and AFFO guidance, materially misleading. Plaintiffs allege that those misleading statements damaged Omega’s credibility in capital and credit markets, increasing its costs of capital and debt, and exposing the Company to liability and tens of millions of dollars in defense and indemnification costs in federal securities class actions commenced in the United States District Court for the Southern District of New York, captioned In re Omega Healthcare Investors, Inc. Securities Litigation, Case No. 1:17-cv-08983 (S.D.N.Y.) (the “Securities Action”). 2 Plaintiffs contend that Omega’s disclosures concerning Orianna were the product of fiduciary misconduct and lack of effective internal controls and board-level supervision of corporate strategy, distressed leases, accounting and financial reporting, and earnings guidance. As set forth in Section IV below, Defendants vigorously dispute Plaintiffs’ allegations and contentions, deny any wrongdoing, and maintain that they acted in good faith, reasonably, 2 On April 25, 2023, the District Court approved the settlement of the Securities Action and entered judgment thereon. No appeal was taken, and the action has been terminated.

3 and in compliance with all fiduciary and legal obligations in these matters. B. SUMMARY OF RELEVANT PROCEEDINGS3 The Maryland State Action On April 9, 2018, plaintiff Phillip Swan (“Swan”) sent the Board a litigation demand detailing allegations of wrongdoing, and asking the Board to investigate and to seek recovery from certain Individual Defendants and to implement corporate governance reforms designed to address the lapses in internal controls and oversight Swan contends permitted the alleged wrongdoing to occur. Swan’s counsel followed up by letter dated June 15, 2018. On June 29, 2018, counsel for Omega acknowledged the Board’s receipt of the demand and advised that the Board would address the demand at its July 30, 2018 meeting. On August 28, 2018, Swan’s counsel wrote to Omega’s counsel seeking information regarding the Board’s July 30, 2018 meeting and any decisions made with respect to Swan’s demand. Outside counsel representing a Demand Review Committee (the “DRC”) formed by the Board to review and investigate the demand advised that they would “be in touch as the investigation progresses.” In subsequent correspondence, Swan’s counsel sought additional information regarding the scope and estimated duration of the investigation. Counsel for the DRC did not immediately respond. On November 6, 2018, counsel for the DRC reported by letter that the DRC had 3 On December 2, 2020, Robert Wojcik, filed a verified shareholder derivative complaint on behalf of nominal defendant Omega for alleged violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), Sections 10(b) and 21D of the Exchange Act, as well as claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets in the United States District Court for the District of Maryland, captioned Wojcik v. Omega Healthcare Investors, Inc., et al., Case No. 1:20-cv-03491 (D. Md.) (the “Maryland Federal Action”). In addition to claims relating to the matters alleged in the Settling Actions, plaintiff in the Maryland Federal Action alleges claims relating to diversity, discrimination, race, gender, and social justice not alleged in the New York Federal Action or the Maryland State Action. This Stipulation does not resolve claims asserted in the Maryland Federal Action that relate to diversity, discrimination, race, gender, and social justice. The parties to the Maryland Federal Action have agreed to resolve those claims pursuant to a separate stipulation of settlement.

4 recommended against pursuing any of the claims articulated in Swan’s demand, and that members of the Board voted to accept the DRC’s recommendation during the Board’s October 31, 2018 meeting. DRC counsel’s two and one-half page letter summarized elements of the DRC’s investigation process and the bases for its recommendation; it did not provide a detailed investigation report or any documents reflecting the DRC’s or Board’s proceedings or decision-making. On November 12, 2018, Swan’s counsel wrote to counsel for the DRC seeking such materials. Counsel for the DRC responded on November 16, 2018, refusing to provide any further information. On January 30, 2019, Swan filed a complaint in the Baltimore City Circuit Court of Maryland asserting claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment (the “Swan Action”). In addition to the substantive allegations, Swan alleged standing to pursue the claims derivatively on behalf of Omega on grounds that the DRC’s refusal to provide adequate information about its purported investigative process, findings, and reasons for refusing Swan’s litigation demand effectively insulated its decision-making from reasonable scrutiny, amounting to wrongful demand refusal. Shortly after filing the action, Swan moved for inclusion of the action in the Business and Technology Case Management Program, pursuant to Md. Rule 16-205. On July 2, 2019, defendants responded to the motion. On July 11, 2019, the Court issued an order designating the case for the action in the Business and Technology Case Management Program, and assigning the matter to Judge Yvette M. Bryant. On August 27, 2019, the parties filed a stipulation and proposed order consolidating Swan’s action with a related derivative action captioned, Bradley, et al. v. Callen, et al., Case

5 No. 24-C-19-000972 (Baltimore, Md. Cir. Ct.) (the “Bradley Action”); 4 appointing Swan’s counsel, Robbins LLP, Lead Counsel for plaintiffs; and temporarily staying the case pending further developments in the related Securities Action, subject to plaintiffs’ rights to file a consolidated complaint, to receive documents produced in discovery or for mediation purposes to plaintiffs in the Securities Action, or to any other derivative plaintiff, and to receive advanced notice of any mediation or other settlement discussions in any related matter. On October 1, 2019, the Court entered orders consolidating the related derivative actions, designating the Swan Action the lead case, and re-assigning the consolidated case to Judge Lawrence P. Fletcher-Hill. On October 11, 2019, Judge Fletcher-Hill entered an order approving the proposed plaintiffs’ leadership structure for the consolidated action and staying the action, subject to the terms and conditions of the parties’ stipulation. In March 2019, the Securities Action was dismissed by the U.S. District Court. On August 21, 2020, plaintiffs and defendants in the Maryland State Action jointly notified the Court of the reversal of that dismissal by the U.S. Court of Appeals for the Second Circuit and its remand of the Securities Action for further proceedings. The parties requested an extension of the temporary stay pursuant to the terms and conditions of their stipulation through the close of fact discovery in the Securities Action, during which time plaintiffs would receive copies of documents produced in discovery in the Securities Action. On January 6, 2022, following plaintiffs’ motion to defer dismissal, the Court entered an order continuing the stay pending the close of fact discovery in the Securities Action. On November 17, 2022, the parties filed a stipulation and proposed protective order 4 The Bradley Action was filed on February 28, 2019, asserting similar causes of action arising from similar factual allegations, including allegations that plaintiff Bradley’s litigation demand had been wrongfully refused by Omega’s Board.

6 governing the confidential treatment and filing under seal of designated discovery material, which the Court entered on November 23, 2022. Thereafter, defendants produced to Swan’s counsel all documents produced to plaintiffs in discovery in the Securities Action, and certain materials provided in connection with the mediation. On September 21, 2023, following extensive formal mediation and informal settlement negotiations, the Settling Parties entered into a memorandum of understanding setting forth the material substantive terms of their agreement in principle to settle the Settling Actions. On October 6, 2023, the parties filed a joint status report and motion to continue the stay, citing their agreement in principle and continued negotiations regarding a formal stipulation of settlement to incorporate the substantive terms of the settlement and detailing the settlement’s operational terms to be presented to the Court for approval. On October 17, 2023, the Court entered an order continuing the stay pending the filing of a stipulation and agreement of settlement, completion of a notice program to be approved by the Court, and briefing and hearing on approval of the proposed settlement. The New York Federal Action On August 22, 2018, plaintiff Stourbridge Investments LLC (“Stourbridge”) filed a shareholder derivative action on behalf of nominal defendant Omega in the United States District Court in the Southern District of New York, captioned Stourbridge Investments, LLC v. Callen, et al., Case No. 1:18-cv-07638 (S.D.N.Y.) (the “New York Federal Action”). Stourbridge asserted claims for violations of §14(a) of the Exchange Act, breaches of fiduciary duties, abuse of control, and gross mismanagement. Stourbridge claimed standing under Federal Rule of Civil Procedure 23.1 to pursue the claims derivatively on behalf of Omega and its shareholders based upon allegations that presenting Omega’s Board (as then constituted) with a litigation demand

7 would have been futile because a majority of the directors faced a substantial likelihood of liability for the alleged wrongdoing. The New York Federal Action was subsequently assigned to Judge J. Paul Oetken. On October 24, 2018, the parties filed a stipulation and proposed order to stay the New York Federal Action until 30 days after the entry of judgment or a voluntary dismissal with prejudice in the related Securities Action, subject to plaintiff’s rights to file an amended complaint, receive documents produced in discovery or for mediation purposes to plaintiffs in the Securities Action, or to any other derivative plaintiff, and to receive advanced notice of any mediation or other settlement discussions with plaintiffs in the Securities Action or another related derivative lawsuit. The stipulation also provided for the appointment of Swan’s counsel, Lifshitz Law Firm, P.C. as lead counsel in the New York Federal Action. On October 25, 2018, the court entered an order staying the New York Federal Action according to the terms set forth above. On August 2, 2021, the parties to the New York Federal Action jointly filed a status report informing the court of the reversal of the judgment of dismissal of the related Securities Action, requesting that the New York Federal Action remain stayed pursuant to the terms of the original stipulation. On November 2, 2022, the parties filed a stipulation and proposed protective order governing the confidential treatment and filing under seal of designated discovery material, which the court entered on November 9, 2022. Thereafter, Defendants produced to Stourbridge’s counsel all documents produced to plaintiff in discovery in the related Securities Action and certain materials provided in connection with mediation. On September 21, 2023, following extensive formal mediation and informal settlement

8 negotiations, the Settling Parties reached an agreement in principle as to material substantive terms to settle the Settling Actions. On September 25, 2023, the parties notified the court in the New York Federal Action of their agreement in principle and requested that the court continue the stay in the New York Federal Action until November 29, 2023. On November 29, 2023, the parties filed a joint status report, informing the court in the New York Federal Action that they anticipated submitting a finalized stipulation to the Court in the Maryland State Action for judicial approval. On November 30, 2023, the court endorsed the November 29, 2023 joint status report, extending the stay through January 30, 2024, and requesting the parties file a joint status letter or a stipulation dismissal by that date. On January 30, 2024, the parties filed another joint status report with the court, requesting a further stay of the New York Federal Action as the Settling Parties continued to negotiate the stipulation of settlement. The court endorsed the January 30, 2024 joint status report that same day, extending the stay through March 1, 2024, and requesting the parties file a joint status letter or a stipulation dismissal by that date. II. THE SETTLEMENT NEGOTIATIONS Following the reversal of the District Court’s order dismissing the Securities Action, the parties in the Securities Action and the related derivative actions engaged the services of experienced neutral David Murphy of Phillips ADR (the “Mediator”) and scheduled concurrent mediation sessions to take place in early 2021. In anticipation of the mediation, counsel for Swan and Stourbridge each submitted detailed mediation briefs addressing the key facts, claims, damages, and expected defenses, as well as their respective theories of derivative standing. In addition, both Plaintiffs submitted comprehensive formal written settlement demands detailing

9 the rationale for monetary and non-monetary relief, including proposals for substantial corporate governance, oversight and internal controls reforms. On January 13, 2021, the Parties participated in a formal all-day mediation session facilitated by the Mediator, concurrent with the mediation in the Securities Action. Over the course of the mediation, the Parties discussed topics relevant to evaluating the potential early settlement, including, inter alia, the Parties’ respective views regarding the relative strength of the core claims and available defenses; the evidence bearing on certain factual disputes; the implications of the array of related actions; the Company’s management and supervision structure, financial condition, and management and governance developments following Swan’s demand and the filing of various related actions; the structure and amounts of applicable insurance; the Company’s initial reaction to Plaintiffs’ monetary and governance reforms demands; and the possibility of conducting additional confidential exchanges of information bearing on these matters. The mediation session did not result in a settlement agreement, but the Parties agreed to remain in contact directly and through the Mediator to continue the negotiations and information exchanges of information. Over the ensuing nineteen months, the Parties continued to exchange confidential information and materials bearing on the merits of the claims and defenses, Omega’s corporate governance and management, and the available Directors and Officers insurance. On September 28, 2021, the District Court issued its final opinion assessing the sufficiency of the claims in the Securities Action, and entered an order denying, in material part, defendants’ motion to dismiss. The defendants in the Securities Action filed an answer to the second amended class action complaint in late November 2021. Merits discovery commenced shortly thereafter. Pursuant to the terms of the temporary stay orders entered in the Settling

10 Actions, Omega made all documents produced in discovery in the Securities Action available to Plaintiffs’ Counsel, who reviewed and analyzed the materials as they were made available. On September 30, 2022, following substantial discovery in the Securities Action, the parties in the Securities Action and the related derivative actions engaged in a second all-day mediation session led by the Mediator. That session ultimately resulted in a resolution of the Securities Action. The Parties did not reach an agreement to resolve any of the derivative actions. In advance of that mediation, Settling Defendants provided a comprehensive written counter to Plaintiffs’ proposed corporate governance reform proposals. Plaintiffs prepared a comprehensive written response to Defendants’ counter, and provided the Mediator with a written assessment of the competing proposals and pending monetary demand. The Parties discussed these matters further during the course of the mediation, with the Mediator acting as interlocutor. Following the second formal mediation session, the Parties continued to engage in informal and formal arm’s-length negotiations directly and through the Mediator. Throughout 2023, the Parties exchanged and debated the merits of numerous comprehensive written proposals and counterproposals. In late August 2023, the Parties reached an agreement in principle on the material substantive consideration for a settlement, including the Corporate Governance Reforms to be instituted by Omega, and on September 21, 2023, entered into a memorandum of understanding, which included the substantive consideration and other material settlement terms and conditions to be incorporated into a formal stipulation of settlement. After entering into a memorandum of understanding, the Parties engaged in good faith, arm’s-length negotiations supervised by the Mediator regarding a reasonable amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the value of the

11 Settlement’s substantial benefits to Omega and its shareholders. The Parties scheduled another formal mediation session attended by counsel for the Parties and the relevant insurers. The negotiations centered on the factors deemed relevant under applicable case law. Before the mediation, the Parties exchanged written descriptions of fee awards in comparable cases. During the mediation, counsel debated the comparability of those matters and additional cases supplied by Plaintiffs’ Counsel following several hours of confidential negotiations. Over the course of the mediation, the Parties exchanged numerous proposals and counter proposals, but were unable to reach agreement. In the days following the mediation, the Mediator continued to discuss the matter with the Parties, and ultimately presented the Parties with a double-blind “mediator’s proposal” that, subject to Court approval, Omega shall pay or cause to be paid Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of $1,950,000. The Parties accepted the Mediator’s proposal. The Parties then negotiated and reached agreement on the formal operational terms of the Settlement as set forth herein. III. PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT Plaintiffs believe that the Settling Actions have substantial merit. Plaintiffs’ entry into this Stipulation of Settlement is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Settling Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge, however, the significant risk, uncertainties, expense, and length of continued proceedings necessary to prosecute the Settling Actions against the Individual Defendants through trial and possible appeals, as well as the significant costs, time and potential diversion of management resources entailed in such complex derivative litigation.

12 Plaintiffs’ Counsel’s conclusion that the Settlement serves the best interests of Omega and its shareholders is well-informed. Plaintiffs’ Counsel have conducted extensive investigation and analysis of the relevant facts and governing law, including review and analysis of, inter alia: (i) Omega’s press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”) filings; (ii) securities analysts’ reports and advisories, and business and financial media reports; (iii) pleadings and orders in the related Securities Action; (iv) the applicable legal standards and relevant precedents under Maryland, New York, Delaware, and federal securities laws governing the claims and potential defenses; (v) documents produced in response to shareholder inspection demands; (vi) documents produced in discovery in the Securities Action; (vii) additional confidential documents and information exchanged during the course of the Mediation sessions and subsequent settlement negotiations; (viii) the Company’s corporate governance structures, matters bearing on the unique governance challenges facing Omega’s business model and governance best practices at companies with similar business models and in related industries; (ix) analyses of the ranges of potential recovery under multiple damages and disgorgement theories and models; and (x) months of written and verbal exchanges with Defendants’ Counsel and the Mediator, during which Plaintiffs’ factual allegations and inferences, legal contentions, and damages and disgorgement theories were vetted and challenged. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Omega and its shareholders, and serves their best interests. IV. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY Defendants have denied and continue to deny each and all of the claims and contentions

13 alleged by Plaintiffs in the Settling Actions, and the Individual Defendants have expressly denied and continue to deny all allegations of wrongdoing or liability against them arising out of any conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Settling Actions. Defendants recognize and acknowledge, however, the significant risk, uncertainties, expense, and burden of continued proceedings necessary to defend any litigation—especially complex cases such as the Settling Actions—through trial and possible appeals. Defendants have determined that it is in the best interests of Omega for the Settling Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation. Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. Defendants’ entry into this Stipulation of Settlement is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Settling Actions. V. BOARD APPROVAL OF THE SETTLEMENT Omega’s Board, including its independent, non-employee directors, advised by counsel for the Company, reviewed the allegations and the terms of the Settlement, and in a good faith exercise of business judgment approved a resolution reflecting their determination that the Settlement, as set forth in this Stipulation, confers substantial benefits upon Omega and its shareholders, and each of its terms is fair, reasonable, and adequate, and, taken together, serve the best interests of Omega and its shareholders. VI. TERMS OF THE STIPULATION AND AGREEMENT OF SETTLEMENT NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the

14 undersigned counsel for the Parties herein, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Settling Actions and the Released Claims shall be finally and fully compromised, settled, and released, with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation, as set below: 1. Definitions As used in this Stipulation, the following terms have the meanings specified below: 1.1 “Applicable Law” means all federal, state and local laws, rules, regulations and policies applicable to Omega. 1.2 “Bankruptcy Proceedings” means any proceedings by or on behalf of Omega, whether voluntary or involuntary, that are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action, as described in paragraph VI.7.1 of this Stipulation. 1.3 “Board” means the Board of Directors of Omega. 1.4 “Court” means the Circuit Court for Baltimore City, Maryland, which is presiding over the Maryland State Action. 1.5 “Company” means Omega Healthcare Investors, Inc. 1.6 “Corporate Governance Reforms” means the corporate governance reforms set forth in Exhibit A attached hereto. 1.7 “Current Omega Shareholders” means any Person who owns Omega common stock as of the date of the execution of this Stipulation and continues to hold their Omega common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Omega, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have

15 or had a controlling interest. 1.8 “Defendants” means the Individual Defendants and Omega. 1.9 “Defendants’ Counsel” means Bryan Cave Leighton Paisner LLP, Pessin Katz Law, P.A., and any other law firm or lawyer that appeared or will appear for Defendants in the Settling Actions. 1.10 “Defendants’ Released Claims” means all claims and causes of action (including known claims and Unknown Claims, whether for damages, injunctive relief, interest, attorneys’ fees, expert or consulting fees, or any other costs, expenses, or liabilities whatsoever) that were asserted, could have been asserted, or could in the future be asserted, in any forum, by any of the Defendants’ Releasing Persons against Defendants’ Released Persons arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Settling Actions, provided, however, that Defendants’ Released Claims shall not include claims to enforce the terms of the Stipulation, and/or the Judgment. 1.11 “Defendants’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, shareholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Plaintiff, and each of their respective predecessors, successors, and assigns. 1.12 “Defendants’ Releasing Persons” means the Defendants and their heirs,

16 successors, representatives, assigns, beneficiaries, and any person or entity that could assert any of the Defendants’ Released Claims. 1.13 “Effective Date” means the date by which the events and conditions specified in paragraph VI.6.1 of this Stipulation have been met and have occurred. 1.14 “Effective Term” means three (3) years from the Effective Date. 1.15 “Fee and Expense Amount” means the amount described in paragraph VI.4.1 of this Stipulation. 1.16 “Final” means the date upon which the last of the following shall occur with respect to the Judgment: (i) the expiration of the time to file a motion to alter or amend the Judgment has passed without any such motion having been filed; (ii) the expiration of the time in which to appeal the Judgment has passed without any appeal having been taken, which date shall be deemed to be thirty (30) days following the entry of the Judgment, unless the date to take such an appeal shall have been extended, or unless the 30th day falls on a weekend or a legal holiday, in which case the date for purposes of this Stipulation shall be deemed to be the next business day after such 30th day; and (iii) if such motion to alter or amend is filed or if an appeal is taken, immediately after the determination of that motion or appeal so that it is no longer subject to any further judicial review or appeal whatsoever, whether by reason of affirmance by a court of last resort, lapse of time, voluntary dismissal of the appeal or otherwise, and in such a manner as to permit the consummation of the settlement in accordance with the terms and conditions of this Stipulation. For purposes of this Stipulation, an “appeal” shall include any petition for a writ of certiorari or other writ that may be filed in connection with approval or disapproval of this Settlement. Notwithstanding anything to the contrary, no proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or

17 expenses, shall in any way delay or preclude the Judgment from becoming Final. 1.17 “Individual Defendants” means the defendants in the Settling Actions other than Omega, namely C. Taylor Pickett, Robert O. Stephenson, Daniel J. Booth, Craig M. Bernfield, Norman R. Bobins, Craig R. Callen, Barbara B. Hill, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal, Ben W. Perks, Stephen D. Plavin, Kapila K. Anand, and Burke W. Whitman. 1.18 “Judgment” means the [Proposed] Order and Final Judgment to be rendered by the Court in the Settling Actions, substantially in the form attached hereto as Exhibit E. 1.19 “Maryland State Action” means the following two consolidated cases: Swan v. Pickett, et al., Case No. 24-C-19-000573 (Baltimore, Md. Cir. Ct.), and Bradley, et al. v. Callen et al., Case No. 24-C-19-000972 (Baltimore, Md. Cir. Ct.). 1.20 “Maryland Federal Action” means Wojcik v. Omega Healthcare Investors, Inc., et al., Case No. 1:20-cv-03491 (D. Md.). 1.21 “Mediator” means David Murphy, Esq., in his capacity as mediator in connection with the Settling Actions. 1.22 “New York Federal Action” means Stourbridge Investments LLC v. Callen, et al., Case No. 1:18-cv-07638 (S.D.N.Y.). 1.23 “Notice” means the Notice of Proposed Settlement and of Settlement Hearing, substantially in the form attached hereto as Exhibit C. 1.24 “Omega” means Omega Healthcare Investors, Inc. 1.25 “Parties” or “Settling Parties” means Plaintiffs and Defendants. 1.26 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership,

18 association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees. 1.27 “Plaintiffs” means each of the plaintiffs in the Settling Actions, namely Stourbridge Investments LLC, Phillip Swan, Tom Bradley, and Sarah Smith. 1.28 “Plaintiffs’ Counsel” means Lifshitz Law Firm, P.C., counsel for plaintiff Stourbridge Investments LLC; Robbins LLP and Tydings & Rosenberg LLP, counsel for plaintiff Phillip Swan; Bragar Eagel & Squire, P.C. and Adelberg, Rudow, Dorf & Hendler, LLC, counsel for plaintiffs Tom Bradley and Sarah Smith; and any other law firm or lawyer that appeared or will appear for Plaintiffs in the Settling Actions. 1.29 “Plaintiffs’ Released Claims” means all claims and causes of action (including known claims and Unknown Claims, whether for damages, injunctive relief, interest, attorneys’ fees, expert or consulting fees, or any other costs, expenses, or liabilities whatsoever) against any of the Plaintiffs’ Released Persons that (1) with respect to Plaintiffs, were asserted, could have been asserted, or could in the future be asserted, in any forum or proceeding, against any of the Plaintiffs’ Released Persons, arising out of, relating to, or concerning the facts, claims, or causes of action alleged in the Settling Actions, including the defense, settlement, or resolution of such claims or causes of action; and (2) with respect to all other Plaintiffs’ Releasing Persons, were asserted, could have been asserted derivatively, or could in the future be asserted derivatively, in any forum or proceeding, against any of the Plaintiffs’ Released Persons, arising out of, relating to, or concerning the facts, claims, or causes of action alleged in the Settling Actions, including the defense, settlement, or resolution of such claims or causes of action, provided, however, that Plaintiffs’ Released Claims shall not include any (a) claims to enforce the terms of the

19 Stipulation and/or the Judgment, (b) direct claims against Defendants by Omega shareholders (other than Plaintiffs) in their individual capacities, (c) claims to any distribution from the net settlement fund in the related securities action captioned, In re Omega Healthcare Investors, Inc., Securities Litigation, Case No. 1:17-cv-08983-NRB (S.D.N.Y.), pursuant to the settlement plan of allocation approved in that action, or (d) claims asserted in the Maryland Federal Action (but not in the Settling Actions) that concern diversity, discrimination, race, or social justice. 1.30 “Plaintiffs’ Released Persons” means Defendants, Defendants’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, shareholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Defendant, and each of their respective predecessors, successors, and assigns. 1.31 “Plaintiffs’ Releasing Persons” means Plaintiffs, Omega, and each and every other Current Omega Shareholder, for themselves and derivatively on behalf of Omega, and for their heirs, successors, representatives, assigns, and beneficiaries, and for any person or entity that could assert any of the Plaintiffs’ Released Claims on their behalf. 1.32 “Preliminary Approval Order” means the [Proposed] Preliminary Approval Order to be rendered by the Court, substantially in the form attached hereto as Exhibit B. 1.33 “Released Claims” means Plaintiffs’ Released Claims and Defendants’ Released Claims.

20 1.34 “Released Persons” means Plaintiffs’ Released Persons and Defendants’ Released Persons. 1.35 “Releasing Persons” means Plaintiffs’ Releasing Persons and Defendants’ Releasing Persons. 1.36 “SEC” means the U.S. Securities and Exchange Commission. 1.37 “Settlement” means the terms and conditions associated with the resolution of all claims and causes of action relating to the Settling Actions, as contemplated by this Stipulation. 1.38 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement. 1.39 “Settling Actions” means each of the Maryland State Action and the New York Federal Action. 1.40 “Stipulation” means this Stipulation of Settlement, negotiated by the Parties. 1.41 “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions, substantially in the form attached hereto as Exhibit D. 1.42 “Unknown Claims” means any Released Claim(s) that Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor as of the Effective Date. With respect to any and all Released Claims, the Parties agree that upon the Effective Date, the Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT

21 KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation. 2. Terms of the Settlement 2.1 Within sixty (60) days following the Effective Date, the Board shall adopt such resolutions and amend such bylaws, committee charters, and any policies or procedures as necessary to fully and faithfully implement the Corporate Governance Reforms, which shall remain in effect for not less than the Effective Term, except as otherwise expressly provided herein. 2.2 The Corporate Governance Reforms comprise practices, positions, committees, charters and policies that will be adopted or that were adopted after the date that Plaintiffs made their demands on Defendants. The Board acknowledges and agrees that: (i) Plaintiffs’ litigation demands, lawsuits and settlement efforts were substantial and material factors in the Board’s decision to agree to adopt, implement, and maintain the Corporate Governance Reforms for the Effective Term; (ii) the Corporate Governance Reforms confer substantial benefits on the Company and its shareholders; and (iii) the Board’s commitment to adopt, implement, and

22 maintain the Corporate Governance Reforms for the Effective Term will serve Omega’s and its shareholders’ best interests, and constitutes fair, reasonable and adequate consideration for the release of the Plaintiffs’ Released Claims. 2.3 The Corporate Governance Reforms required hereby shall be interpreted in a manner consistent with all Applicable Law. Omega represents that it is presently unaware of any conflicts with Applicable Law that would prevent the adoption and maintenance of the Corporate Governance Reforms. In the event that there is a change in Applicable Law that conflicts with any Corporate Governance Reform or makes compliance with any such Corporate Governance Reform impracticable, or if the continued implementation or maintenance of any Corporate Governance Reform would be inconsistent with the Board’s duties under Maryland law, in each case in the good faith judgment of the Board, Omega shall have the right to modify or repeal such Corporate Governance Reform consistent with such Applicable Law or duty, based upon Board review and determination that the modification or repeal is necessary and appropriate. In the event the Board determines to repeal or modify the Corporate Governance Reforms in any material respect in order to conform to any Applicable Law or duty, the Board shall endeavor to adopt a substitute policy or measure designed to accomplish the purpose(s) of the repealed policy or measure. In the event of a change in Omega’s corporate leadership structure that results in a change in the function, title or role of any of the corporate leaders tasked with responsibilities pursuant to the Corporate Governance Reforms, the Board shall have the discretion to transfer such responsibilities to a functionally equivalent corporate leadership role. Any such material changes shall be described and explained in the next regularly scheduled periodic report on Form 10-Q or 10-K. 3. Approval and Notice 3.1 Promptly after execution of this Stipulation, the Parties shall submit the

23 Stipulation, together with its exhibits, to the Court and shall apply for entry of the Preliminary Approval Order, requesting: (i) preliminary approval of the Settlement as set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Omega Shareholders; and (iii) a date for the Settlement Hearing. 3.2 Notice of the Settlement to Current Omega Shareholders shall consist of the Notice, which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C, as well as the Summary Notice, substantially in the form attached hereto as Exhibit D. 3.3 Within ten (10) business days after the entry of the Preliminary Approval Order, Omega shall: (a) post the Notice, with a copy of this Stipulation and exhibits hereto, on the investor relations page of the Company’s website, which will be maintained through the date of the Settlement Hearing; (b) publish the Summary Notice in Investor’s Business Daily; and (c) file the Notice, with a copy of this Stipulation and exhibits hereto, as exhibits to an SEC Form 8-K. 3.4 Omega (or its insurers) shall be solely responsible for paying the costs and expenses related to providing Notice to Current Omega Shareholders pursuant to this Stipulation or as otherwise required by the Court. The Parties believe the manner of the notice procedures set forth in this Stipulation constitute adequate and reasonable notice to Current Omega Shareholders pursuant to Applicable Law and due process. Prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate declaration with respect to posting, publishing, and filing the Notice and Summary Notice. 3.5 Promptly after execution of this Stipulation, the parties to the New York Federal Action shall request that proceedings in that action be stayed pending final approval of the

24 Settlement and entry of the Judgment. In the event the Judgment does not become Final, the stay in the New York Federal Action shall be lifted. Within five (5) business days after the Judgment becomes Final, the parties to the New York Federal Action shall take whatever action necessary to cause the New York Federal Action to be voluntarily dismissed, with prejudice, and without costs. 3.6 Upon entry of the Preliminary Approval Order, pending the Court’s determination as to final approval of the Settlement and entry of the Judgment, Plaintiffs, Plaintiffs’ Counsel, and all Current Omega Shareholders, derivatively on behalf of Omega, will be barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of Plaintiffs’ Released Claims against any of the Plaintiffs’ Released Persons. 4. Attorneys’ Fees and Reimbursement of Expenses 4.1 In consideration for the substantial benefits conferred upon Omega as a direct result of the Settlement and the efforts of Plaintiffs and Plaintiffs’ Counsel in the Settling Actions, Omega has agreed to pay or cause to be paid an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the total amount of $1,950,000 (the “Fee and Expense Amount”) subject to the Court’s approval. Omega’s Board, in the good faith exercise of business judgment, has approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon Omega in connection with the Settlement and as a result of Plaintiffs’ Counsel’s efforts in this litigation. For the avoidance of doubt, Plaintiff and Plaintiff’s Counsel agree that they will not seek attorneys’ fees and expenses that exceed the agreed total amount of $1,950,000, and none of Defendants or any of their affiliates or successors shall be obligated to pay or cause to be paid any such fees and expenses not actually approved by the Court.

25 4.2 Defendants and/or their insurers shall cause the Fee and Expense Amount to be paid to an account designated by Lifshitz Law Firm, P.C. and Robbins LLP, on behalf of Plaintiffs and all Plaintiffs’ Counsel, within thirty (30) days of the later of: (i) entry by the Court of the Preliminary Approval Order; and (ii) Defendants’ receipt of a completed Form W-9, wiring instructions, and mailing instructions for the designated account, and any other information or documents reasonably required by Defendants or their insurance carriers to process the deposit. 4.3 The Fee and Expense Amount shall be releasable to Lifshitz Law Firm, P.C. and/or Robbins LLP, as designated by them on behalf of Plaintiffs’ Counsel upon (and only to the extent of) final approval by the Court of an award of attorneys’ fees and expenses to Plaintiffs’ Counsel, notwithstanding the existence of any collateral attacks on the Settlement, including, without limitation, any objections or appeals; provided, however, that Plaintiffs’ Counsel shall be severally obligated to fully or partially refund or repay the sums deposited, as appropriate, if the collateral attack is successful or the Settlement is otherwise terminated, or the fee and expense award is reduced on appeal or by the Court upon remand. 4.4 The Fee and Expense Amount or such other amount as may be awarded by the Court shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses in connection with the Settling Actions. Plaintiffs’ Counsel shall allocate the deposited amount as agreed amongst themselves. Defendants shall take no position with respect to such allocation, and Defendants shall have no responsibility for, or liability with respect to such allocation. Any allocation disputes Plaintiffs’ Counsel are unable to resolve by agreement will be mediated, and, if necessary, finally resolved by the Mediator pursuant to expedited arbitral procedures determined by the Mediator, without any obligation of Defendants to participate.

26 4.5 Plaintiffs’ Counsel shall be severally obligated to make refunds or repayment of such applicable amount received directly to the funding insurance carrier and/or Defendant if Plaintiffs fail to fulfill any specified condition of the Settlement, or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Court’s approval of the Settlement is reversed, or the Fee and Expense Amount is reduced or eliminated, or the Effective Date for any reason does not occur. Plaintiffs’ Counsel shall make any such refunds or repayments within fifteen (15) calendar days from receiving notice from Defendants’ Counsel of written payment instructions and tax information. 4.6 The allowance or disallowance by the Court of any award of fees and expenses is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation, and any order or proceedings relating to any award of fees and expenses, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the Finality of the Judgment approving this Stipulation and the Settlement set forth herein (including the releases contained herein). 4.7 Plaintiffs’ Counsel may apply for a proposed service award for Plaintiffs in recognition of the substantial benefits they helped to create for all Current Omega Shareholders (“Service Award”). Any Service Award approved by the Court shall be funded from the Fee and Expense Amount approved by the Court. Defendants and/or Defendants’ Counsel shall take no position with respect to the Service Award. 5. Releases 5.1 Plaintiffs’ Releases: Upon the Effective Date, each of the Plaintiffs’ Releasing Persons shall be deemed to, and by operation of the Judgment shall: (a) have fully, finally, and forever released, relinquished, and discharged the Plaintiffs’ Released Claims against the

27 Plaintiffs’ Released Persons; (b) have covenanted not to sue any Plaintiffs’ Released Person with respect to any Plaintiffs’ Released Claims; and (c) be permanently barred and enjoined from instituting, commencing or prosecuting the Plaintiffs’ Released Claims against the Plaintiffs’ Released Persons. 5.2 Defendants’ Releases: Upon the Effective Date, each of the Defendants’ Releasing Persons shall be deemed to, and by operation of the Judgment shall: (a) have fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims; (b) have covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims; and (c) be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons. 5.3 Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation. In addition, nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by Omega. 6. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination 6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of the following events: a. the Settlement is preliminarily approved and the content and method of providing notice of the proposed Settlement to Current Omega Shareholders is approved by the Court; b. notice of the Settlement is disseminated to Current Omega Shareholders;

28 c. the Judgment is entered by the Court, without awarding costs to any party, except as provided herein; d. the Judgment becomes Final; and e. the New York Federal Action is dismissed, with prejudice. 6.2 If any of the conditions set forth immediately above in paragraph VI.6.1 of this Stipulation are not met, then the Stipulation may be canceled and terminated at any Party’s option, subject to paragraph VI.6.3 of this Stipulation, unless counsel for the Parties mutually agree in writing to proceed with the Stipulation. For the avoidance of doubt, any failure of the Court to approve the Fee and Expense Amount or the Service Award(s), in whole or in part, shall have no effect on the Settlement or entitle any Party to cancel or terminate this Stipulation. 6.3 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (i) all Parties and Released Persons shall be restored to their respective positions in the Settling Actions as of the date of the execution of this Stipulation; (ii) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (iii) any portion of the Fee and Expense Amount that has been paid to Plaintiffs’ Counsel shall be refunded and returned within fifteen (15) business days, as provided in paragraph VI.4.3 of this Stipulation; and (iv) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in the Settling Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Settling Actions or in any other

29 proceeding for any purpose. 7. Bankruptcy 7.1 In the event any proceedings by or on behalf of Omega, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their commercially reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Settlement in a timely and expeditious manner. By way of example only, the Parties agree to cooperate in making applications and motions to the bankruptcy court, including, for relief from any stay, approval of the Settlement, authority to release funds, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement. 7.2 In the event of any Bankruptcy Proceedings by or on behalf of Omega, the Parties agree that all dates and deadlines set forth herein, in the Settling Actions, or associated with an appeal concerning the Settlement or Settling Actions, if any, may be extended for such periods of time as necessary to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation and Settlement. 8. Miscellaneous Provisions 8.1 The Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation. 8.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

30 8.3 Any planned, proposed, or actual sale, merger, or change-in-control of Omega shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Omega, the Parties shall continue to seek court approval of the Settlement expeditiously. 8.4 The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Settling Actions. The Settlement comprises claims that are contested and shall not be deemed an admission by any Party as to the merits of any claim, allegation, or defense. The Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws and/or rules governing professional conduct. 8.5 Each of the Individual Defendants expressly denies and continues to deny each and all of the claims and contentions in the Settling Actions and all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Settling Actions. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Settling Actions, shall not be deemed a presumption, a concession, or admission by any of the Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Settling Actions or with respect to any of the claims settled in the Maryland Federal Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any Person in the Settling Actions, the Maryland Federal Action, or in any other action or proceeding, except for

31 any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. 8.6 This Stipulation may be modified or amended only by a writing signed by the signatories hereto, or their respective successors-in-interest. 8.7 This Stipulation shall be deemed drafted equally by all Parties. 8.8 No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. 8.9 Each Person executing this Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so. 8.10 Plaintiffs and Plaintiffs’ Counsel each represent and warrant that (i) each Plaintiff is a Current Omega Shareholder and has been at all relevant times; and (ii) none of Plaintiffs’ claims or causes of action referred to in the Settling Actions, or any claims Plaintiffs could have alleged, have been assigned, encumbered, or in any manner transferred in whole or in part. 8.11 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. 8.12 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions. 8.13 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

32 8.14 This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or emailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. 8.15 The Stipulation and Settlement shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to conflict of laws principles. 8.16 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and Judgment, and to consider any matters or disputes arising out of or relating to the Settlement. The Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement. [Signatures on Following Page]

33 IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed by their duly authorized attorneys. LIFSHITZ LAW FIRM, P.C. By: ______________________________ Joshua M. Lifshitz 1190 Broadway Hewlett, NY 11557 Telephone: (516) 493-9780 Facsimile: (516) 280-7376 E-mail: jlifshitz@lifshitzlaw.com Counsel for Plaintiff Stourbridge Investments LLC ROBBINS LLP By: ______________________________ Craig W. Smith 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Telephone: (619) 525-3990 Facsimile: (619) 525-3991 E-mail: csmith@robbinsllp.com BRYAN CAVE LEIGHTON PAISNER LLP By: ______________________________ Eric Rieder 1290 Avenue of the Americas New York, NY 10104 Telephone: (212) 541-2057 E-mail: erieder@bclplaw.com PESSIN KATZ LAW, P.A. Steven A. Allen Robert S. Campbell 901 Delaney Valley Road, Suite 500 Towson, MD 21204 Telephone: (410) 769-6140 E-mail: sallen@pklaw.com rcampbell@pklaw.com Counsel for Defendants TYDINGS & ROSENBERG LLP Daniel S. Katz John B. Isbister One East Pratt Street, Suite 901 Baltimore, MD 21202 Telephone: (410) 752-9700 Facsimile: (410) 727-5460 E-mail: dkatz@tydingslaw.com jisbister@tydingslaw.com Counsel for Plaintiff Phillip Swan

34 BRAGAR EAGEL & SQUIRE, P.C. By: ______________________________ Melissa A. Fortunato 810 Seventh Avenue, Suite 620 New York, NY 10019 Telephone: (212) 308-5858 Facsimile: (212) 214-0506 E-mail: fortunato@bespc.com BROWN GOLDSTEIN & LEVY Andrew Radding 120 E. Baltimore Street, Suite 2500 Baltimore, MD 21202 Telephone: (410) 962-1030 Facsimile: (410) 385-0569 E-mail: radding@browngold.com Counsel for Plaintiffs Tom Bradley and Sarah Smith

EXHIBIT A

EXHIBIT A CORPORATE GOVERNANCE REFORMS 1) Credit Risk Oversight a) Enhanced Credit Risk Oversight by Chief Operating Officer i) The Board will direct Omega to designate the Chief Operating Officer as the Omega officer with primary responsibility for credit risk management. In that capacity, the Chief Operating Officer will have the additional responsibilities and duties set forth below. ii) The Chief Operating Officer shall be responsible for supporting and strengthening the Board’s oversight of Omega’s distressed leases to ensure effective credit risk assessment, management, mitigation, and disclosure. The Chief Operating Officer will report periodically to the Disclosure Committee, which reports to the Audit Committee, and to the Board to support the Board’s effective oversight of Omega’s credit risk management and compliance with related disclosure obligations under the federal securities laws. iii) To carry out this responsibility, the Chief Operating Officer will have or direct the following duties: (1) monitoring lessees’ and operators’ financial condition and ability to meet lease and related financial obligations to Omega; (2) developing criteria and implementing enhanced systems and procedures related to identifying and monitoring distressed leases; (3) providing a quarterly credit risk assessment to the Company’s Credit Committee, which the CFO and CAO attend for purposes of their reports to the Audit Committee regarding credit risks; (4) confirming the accuracy and completeness of information supplied to the Board in connection with its regular quarterly or ad hoc review of the financial and operational performance, credit information and coverage ratios of Omega’s operators. (5) Reviewing and providing guidance to the Disclosure Committee regarding credit risk matters in connection with press releases, prepared remarks for earnings calls, investor presentations, and related public statements, and Omega’s periodic and interim disclosures to the U.S. Securities and Exchange Commission (“SEC”), and making recommendations to the Disclosure Committee as may be necessary or advisable regarding clarification, correction or further explanation of such statements. (6) Supervising the work of the SVP, Operations (see below).

- 2 - iv) In the event of a change in Omega’s leadership structure that results in a change in the duties, title or role of the Chief Operating Officer, the foregoing duties may be transferred to a corporate officer holding a functionally equivalent position. b) Credit Risk Functions of SVP, Operations i) The Board will direct Omega to clarify the credit risk functions of the SVP, Operations, who shall be an officer of the Company with significant relevant experience managing credit risk at the Company or for a REIT and/or real estate asset management firm or division. ii) The SVP, Operations shall report to the Chief Operating Officer, and support the Chief Operating Officer’s enhanced role in credit risk management and disclosure, particularly with respect to distressed leases. iii) The SVP, Operations will be charged with responsibility for Omega’s further development and implementation of effective systems of credit risk monitoring, analysis, and internal reporting to facilitate credit risk assessment and monitoring, credit risk management and mitigation; and accurate and timely disclosure of material information to the Disclosure Committee with respect to distressed leases in support of compliance with federal securities laws. iv) The SVP, Operations shall have full access to all Company information platforms as necessary to access lease and credit-related data in real-time to confirm the accuracy of proposed public disclosures relating to credit risk. v) The SVP, Operations’ duties will include: monitoring lessees’ and operators’ financial condition and ability to meet lease and related financial obligations to Omega; assisting the Chief Operating Officer in developing criteria and implementing enhanced systems and procedures related to identifying and monitoring distressed leases; preparing reports and analyses at the direction of the Chief Operating Officer for use in periodic meetings with the external auditor and the Disclosure Committee and the Board regarding credit risks; reviewing and providing guidance to Disclosure Committee on press releases, earnings calls prepared remarks and related materials, and Company’s periodic reports filed with the SEC, in each case, solely with respect to credit risk matters. vi) If not already reviewed by the Chief Operating Officer, the SVP, Operations will review all material new loans or financing facilities extended to distressed lessees or operators, including review of the adequacy of the due diligence conducted and the quality of the information used to make such lending decisions; to identify potentially significant new risks that may warrant further review by the Chief Operating Officer; and to assist the Chief Operating Officer in developing any recommendations as may be necessary regarding risk management and disclosure. In addition, the SVP, Operations will ensure that members of the Disclosure Committee are invited to the Company’s Credit Committee meetings and discuss with the Disclosure Committee any new loan or financing under consideration for distressed operators or lessees that

- 3 - rank among Omega’s top ten operators or lessees measured by gross investment. The SVP, Operations will implement appropriate internal controls associated with these functions. vii)In the event of a change in Omega’s leadership structure that results in a change in the duties, title or role of the SVP, Operations, the foregoing duties may be transferred to a corporate officer holding a functionally equivalent position c) Enhanced Board Enterprise Risk Oversight i) Omega will maintain enhanced Board oversight of portfolio and investment risk management by leveraging its Enterprise Risk Management assessment and reporting framework for semi-annual Board reviews, incorporating dashboards indicating the likelihood and potential consequences of key risks, as well as reporting processes and policies for detection, monitoring, control and disclosures of any such risks. ii) As set forth in the Investment Committee Charter, management will be required to seek the approval of the Board’s Investment Committee for new investments with a transaction value greater than $50,000,000 and less than $300,000,000, subject to a cap of $300,000,000 in aggregate transaction value for any calendar quarter. Investments or series of related investments with transactions values exceeding $300,000,000 will require approval of the Board. Such Investment Committee approval thresholds shall be subject to change not more than annually in the good faith exercise of business judgment by the Board, in accordance with changes in the Company’s size and investment goals. In connection with investment approvals under the Charter, management will be required to provide detailed underwriting information on each proposed investment to the Investment Committee or to the Board. iii) The full Board will regularly review, not less than quarterly, information relating to the financial and operational performance, credit information and coverage ratios of each of Omega’s top ten operators. iv) For distressed operators or lessees that rank among Omega’s top ten operators or lessees measured by gross investment, the Audit Committee will review the financial reporting treatment of new loans or financing, and the Disclosure Committee will review the disclosures relating to any such new loans or financing. v) The Audit Committee will review and discuss with management, periodically, as appropriate, policies with respect to risk assessment and risk management, the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures, it being understood that it is the job of management to assess and manage the Company’s exposure to risk and that the Audit Committee’s responsibility is to discuss guidelines and policies by which risk assessment and risk management are undertaken, and to evaluate management’s effectiveness in carrying out its risk management and disclosure responsibilities.

- 4 - vi) The Company will use a third-party training provider to conduct annual data security training for employees and Board members. vii)Management will provide periodic reports to the Audit Committee and Board on data security risks and risk management. 2) Compliance Officer a) The Company’s Chief Legal Officer and General Counsel will serve as the Compliance Officer under Omega’s Code of Business Conduct and Ethics (the “Code of Conduct”). The Compliance Officer will be available to consult with Omega’s directors, officers and employees in a confidential manner on specific issues and matters of policy covered by the Code of Conduct. b) The Compliance Officer reports directly to the Audit Committee on a regular basis and will report to the Audit Committee at least four (4) times each year regarding whistleblower reports, significant compliance matters, and the effectiveness of Omega’s disclosure controls. 3) Disclosure Committee and Related Disclosure Matters a) The Company will maintain a Disclosure Committee to support Omega’s policy that all public disclosure made by the Company should be accurate and complete, fairly present the Company’s financial condition and results of operations in all material respects and be made on a timely basis. b) The Disclosure Committee’s duties will include reviewing the following documents for accuracy, timeliness, and any selective disclosure issues, each, subject to and as further described in the Disclosure Committee Charter: i) Periodic and current reports that may be filed with or furnished to the SEC; ii) Press releases containing financial or transaction information, earnings call scripts and guidance, and other information disseminated via the website or otherwise; and iii) Presentations to analysts and the investment community. c) The Disclosure Committee will report quarterly to the Audit Committee on its activities. d) Omega will revise the Disclosure Committee Charter to provide that the Committee has responsibility for review of public disclosure concerning material distressed leases and delinquencies. e) Omega will revise the Disclosure Committee Charter to provide that the quarterly meeting agenda include a focus on material distressed operator issues.

- 5 - f) Omega will revise the Disclosure Committee charter to provide that the Committee will review disclosures relating to all material transactions and for all new loans or financing facilities to top ten distressed lessees or operators. g) Omega will implement a procedure requiring quarterly reporting by Omega’s operations team to the Board of Directors on delinquencies in the Company’s loan portfolio that are material. 4) Enhanced Employee Training a) Omega will provide periodic training, or make available training via distribution of materials, for the Disclosure Committee, including but not limited to relevant GAAP and Company accounting policies governing lease revenue recognition and credit impairment, and the function of Omega’s internal controls over accounting and financial reporting. b) Omega will implement a biennial Code of Conduct training for all employees and officers, with written certification of completion. c) The Chief Legal Officer shall be responsible for oversight of the foregoing training programs and shall report periodically to the Nominating and Corporate Governance Committee of the Board concerning such programs. 5) Audit Committee Enhancements a) Each member of Omega’s Audit Committee will be independent and financially literate, and at least one member will qualify as an Audit Committee Financial Expert (as defined by the NYSE). b) The Audit Committee will receive financial statements, footnotes and disclosures for review prior to the release or filing of any of the Company’s financial statements. c) Omega’s Audit Committee Charter will continue to provide that the Audit Committee is responsible to assist the Board in overseeing (i) the integrity of financial statements; (ii) compliance with legal and regulatory requirements; (iii) the qualifications and independence of Omega’s independent auditor; and (iv) the performance of the internal audit function and independent auditors. d) Omega will amend the Audit Committee Charter to require that a majority of Audit Committee members will have past employment experience in finance or accounting oversight. e) Omega will amend the Audit Committee Charter to reflect that the Committee will receive for review information regarding the financial reporting treatment and disclosures of new loans or financing for distressed operators or lessees that rank among Omega’s top ten operators or lessees measured by gross investment.

- 6 - f) Omega will amend the Audit Committee Charter to reflect that the Committee will receive quarterly reports from the Disclosure Committee regarding its activities with respect to credit risk related disclosures. g) Omega will amend the Audit Committee Charter to reflect that the Audit Committee will periodically, but not less than annually, review and discuss with management policies with respect to risk assessment and risk management, the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures, it being understood that it is the job of management to assess and manage the Company’s exposure to risk and that the Audit Committee’s responsibility is to discuss guidelines and policies by which risk assessment and risk management are undertaken. h) At least quarterly, the Chief Legal Officer will report to the Audit Committee on whistleblower activity. i) At least quarterly, the Chief Accounting Officer will report to the Audit Committee on any critical issues impacting accounting and financial reporting, including the performance and financial condition of any material operators experiencing significant financial distress or delinquency, as applicable. 6) Maintenance of key governance protections. Omega will maintain: a) Bylaws setting a majority voting standard for the election of directors in uncontested elections, pursuant to which any incumbent director who fails to receive the required vote for re-election must offer to resign from the Board; b) annual “say-on-pay” advisory votes for stockholders’ consideration and vote; c) separation of the Board Chair and CEO roles to ensure independent Board leadership; and d) the Board shall consist of a single class of directors who stand for election each year. 7) Attendance of Directors at Annual Stockholder Meetings a) Omega shall amend its Corporate Governance Guidelines to provide that Directors shall use reasonable efforts to attend or remotely participate in each annual stockholder meeting. b) Stockholders shall have the right to ask questions at the annual stockholder meeting in accordance with reasonable and customary procedures and rules of conduct. The Company shall continue to permit and to disclose such permission in its proxy statement, including procedures for submission of stockholder questions in written form, and such questions will be answered by the CEO and/or members of the Board or the CEO’s designee, as appropriate, subject to aggregation of questions, time constraints and other reasonable procedures. Omega will post responses to such questions not answered due to time constraints on its Investor Relations webpage. 8) Review of the Company’s Code of Conduct

- 7 - a) The Company’s Code of Conduct will be reviewed on no less than a biennial basis by the Chief Legal Officer and the Company’s outside legal counsel to ensure its scope, coverage and enforcement mechanisms are appropriate for the Company. 9) Executive Compensation Clawback Policy a) Omega will maintain its current clawback policy until the effective date of the enhanced clawback policy provided for hereby, in accordance with the requirements of Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). b) The Company shall adopt an enhanced executive compensation clawback policy consistent with Rule 10D-1 providing for the recovery of incentive-based compensation erroneously awarded to executive officers based on a misstated financial reporting measure, regardless of whether the individual executive officer was responsible for such error. Such policy will require the Company to recover erroneously awarded incentive compensation to executive officers, unless (i) the Board or the Compensation Committee determines in good faith that direct costs to be paid to third parties to assist in enforcing recovery would exceed or be disproportionate to the amount to be recovered and the Company has made a reasonable attempt to recover such amount, or (ii) recovery would be likely to cause an otherwise tax-qualified retirement plan under which benefits are broadly available to employees of the Company to fail to meet the requirements of anti-alienation rules and other plan qualification requirements under the Internal Revenue Code. c) Board or committee decision-making regarding whether to take action to recover erroneously paid compensation will be disclosed and explained in either the Company’s Form 10-K or proxy statement that includes executive compensation disclosure for the year in which such determination is. 10)Insider Trading Policy Enhancements a) Within 90 days of the Effective Date, Omega will revise its Insider Trading Policy, to the extent not already addressed in Omega’s current Insider Trading Policy, to provide that: i) Members of the Board and employees may not (a) buy, sell or otherwise trade in the securities of the Company, directly or through family members or other persons or entities, at any time they are aware of material non-public information relating to the Company or (b) disclose material non-public information about the Company with others or recommend to anyone the purchase or sale of any securities to which this policy applies when they are aware of such information. ii) Omega will require, at a minimum, preclearance for trading the following categories of “Designated Persons” and any member of their immediate family living within their household, or any other person or entity they control: (a) members of the Board, (b) Section 16 officers, (c) any executive employee who directly reports to the CEO, COO, CFO, CLO or CAO, or (d) any administrative assistants who work directly for any executive employee reporting directly to the CEO, COO, CFO, CLO or CAO.

- 8 - iii) Requests for pre-clearance must be submitted to the designated Preclearance Officer under the policy. iv) Trades by covered persons in the Company’s securities that are executed pursuant to an approved 10b5-1 Plan shall not be subject to the foregoing trading restrictions imposed by the Insider Trading Policy, where that plan was established at a time when the person establishing the plan was not aware of material non-public information, and once established, the covered person does not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the timing of trading, and otherwise in accordance with applicable SEC rules. v) All 10b5-1 Trading Plans must comply with the SEC’s applicable rules, and, in addition, the following: (a) Trading Plans may be adopted or modified only when the Covered Person represents that such person is not aware of material non-public information and the Designated Preclearance Officer determines that no trading blackout is currently in effect; and (b) the Trading Plans shall prohibit the commencement of trading for (i) directors and officers, until the later of 90 days following plan adoption or modification and two (2) business days after filing of the Form 10-Q or 10-K for the fiscal quarter in which the plan was adopted or modified, and (ii) all other personnel, 30 days following the plan’s adoption or modification. All Trading Plans must be pre-cleared by a Preclearance Officer under the policy before any trades may be executed pursuant to any Trading Plan. vi) The Chief Legal Officer and General Counsel will be responsible for implementing and overseeing compliance with the Insider Trading Policy. The Chief Legal Officer and General Counsel shall take steps to confirm that the Insider Trading Policy is in effect at all times, and that it provides for appropriate sanctions for noncompliance, including termination as a potential sanction. Any material violations of the trading restrictions set forth in the Insider Trading Policy will be reported to the Board. vii)Executive Officers and directors of the Company who are required to file reports under Section 16 of the Exchange Act: (a) will be required to report any change in their beneficial ownership of the Company’s securities to the Company’s Preclearance Officer within one (1) business day and must report such change to the SEC within two (2) business days after that change occurs; and (b) may not engage in any sale of the Company’s common stock within six months before or after they have purchased any common stock or other equity security of the Company in the open market (or conversely any open market purchase within six months before or after any sale), unless the transaction would be exempt from short-swing liability under Section 16 of the Exchange Act. b) The Insider Trading Policy Enhancements required hereby shall be interpreted in a manner consistent with SEC Release 33-11138. 11) Related Person Transaction Policy

- 9 - a) Omega’s Related Party Transaction Policy will require the Audit Committee, which is composed entirely of independent directors, to pre-approve any Related Party Transaction. b) Omega will revise its Related Party Transaction Policy to specify that Board members and executive officers must provide a list of companies in which they are an officer, director or have a controlling interest, which can be satisfied via annual D&O Questionnaires. 12) Whistleblower Policy Enhancements a) Omega will maintain its Whistleblower Policy to address the reporting of potential misconduct and set forth the policy prohibiting retaliation against those who report. It will apply in the event of an employee concern about the Company’s accounting, internal accounting controls or auditing, financial reporting or legal compliance matters. It allows employees to elect to report suspected violations on an anonymous basis through a third-party administrated toll free hotline or third party administered website as set forth in the Whistleblower Policy. All directors, officers and employees are expected to cooperate in internal investigations of possible violations. Complaints also can be directed to the Chief Financial Officer, Chief Legal Officer/General Counsel or Human Resources. In the event of a reported violation, the Audit Committee or the Chief Legal Officer/General Counsel may consult with or obtain assistance from any member of management (other than the subject of the report) and/or engage outside counsel, forensic consultants and other advisors for the investigation. b) The Company will continue to engage an independent third party to maintain an Ethics and Compliance Hotline to encourage disclosure and help detect and prevent corporate financial improprieties, violation of policy, fraud, discrimination or other compliance or ethical issues at the Company. Employees can report (and choose to remain anonymous) by calling a toll-free line and working with a trained professional who will guide them through the process. The Company will continue to contract for the Ethics and Compliance Hotline to be available 7-days a week and 24-hours a day. In addition, employees may make an online report (which can also be made anonymously) at a third party hosted ethics website. 13) Corporate Governance Website a) Omega will update the Corporate Governance section of its Website to provide that stockholders seeking to communicate any concerns or comments regarding Omega to the Chair or the Board may submit a form provided on the Company’s website to the Chief Legal Officer and General Counsel, who will present concerns and comments to Omega’s Board and/or the Chair. 14) Stockholder Nomination of Directors a) Omega will maintain its proxy access bylaw provision, adopted in April 2021, which provides stockholders with the right to nominate and require Omega to include in proxy materials for an annual meeting stockholder nominated director candidates equal to the greater of 2 director seats or 20% of Board.

- 10 - 15) Director Term Limits, Education and Independence a) Director Terms. Omega’s Board of Directors will maintain its retirement policy that provides that, after reaching the age of 77, directors shall not stand for re-election and thereafter shall retire from the Board of Directors upon the completion of the term of office to which they were elected. b) Limits on Outside Board Service. Omega revised its Corporate Governance Guidelines on January 27, 2022, to provide that directors should advise the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board, and directors should sit on no more than three public boards in addition to the Company’s Board unless the Nominating and Corporate Governance Committee approves otherwise. c) Director Education. Omega will conduct or make available to directors annual director governance training via distribution of materials relevant to Omega’s industry and business and membership in the National Association of Corporate Directors. d) Director Independence. Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will meet the NYSE listing standards for independence, and Omega will comply with applicable NYSE independence requirements for its Board of Directors. e) Executive Reports to Board of Directors i) The Chief Financial Officer or Chief Accounting Officer will provide a written report to the Audit Committee each quarter regarding various aspects of the Company’s financial condition based on financial reporting. ii) Omega’s Chief Operating Officer will report to the whole Board at least twice annually on material operations activity, including, to the extent material, the credit analysis/financial condition of Omega’s operators. 16) Stock Ownership Guidelines Omega’s Corporate Governance Guidelines will provide that: a) The Chief Executive Officer will be required to beneficially own equity or equity equivalents in the Company with a value equal to at least six times his annual base salary. b) Executive Officers other than the Chief Executive Officer will be required to beneficially own equity in the Company with a value equal to at least three times their respective annual base salaries within five years of the executive’s appointment. c) Each non-employee director will be required to beneficially own equity or equity equivalents in the Company with a value equal to at least five times the annual cash retainer for serving as a member of the Board of Directors within five years of the director’s initial appointment.

- 11 - 17) Additional Corporate Governance Enhancements Already Undertaken by the Company. In addition to the steps already taken by Omega as set forth above, the following additional steps were taken to enhance the effectiveness of Board oversight and Omega’s compliance regime: a) Board and Audit Committee Refreshment. Following the departure of four long-serving Directors between 2018 and 2020, three new Directors appointed to the Board were non-employee directors who qualify as Audit Committee financial experts: Kapila K. Anand, ACFE (2018), Burke W. Whitman (2018) and Kevin J. Jacobs, AFCE (2020). b) Amendment of the Company’s Audit Committee Charter in January 2019. Relevant amendments require the Committee to (a) review and discuss with management “policies with respect to risk assessment and risk management, [including] the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures” (§III.B.5.), (b) review at least annually with management and Omega’s independent auditors “significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas” (§III.D.5.), and (c) “[m]onitor the implementation and administration of the Company’s Code of Business Conduct & Ethics and address conflicts and waiver requests that may arise thereunder” (§III.E.3.). c) Amendment of the Company’s Code of Business Conduct and Ethics in January 2020. Relevant amendments include: (a) retention of an independent vendor “to create an Ethics and Compliance Hotline to encourage disclosure and help to detect and prevent corporate financial improprieties, violations of policy, fraud, discrimination or other compliance or ethical issues at the Company[;]” (b) the formal policy that “[r]etaliation in any form against a person who reports a violation of this Business Code … or against a person who assists in the investigation, is a violation of this Business Code and should be reported immediately[;]” (c) the clarification that employees are obligated to report circumstances that may be a violation of the Business Code to their immediate supervisor, the Company’s Compliance Officer, the director of Human Resources, or using the procedures stated in the Company’s Whistleblower Policy; (d) the language encouraging employees to “use the procedures set forth in the Whistleblower Policy [to report] concern[s] about the Company’s accounting, internal accounting controls or auditing, financial reporting or legal compliance matters[;]” and (e) the express requirement that “[a]ll directors, officers and employees are expected to cooperate in internal investigations of possible violations.” (Bus. Conduct & Ethics C. §K.3.).

EXHIBIT B

PHILLIP SWAN * IN THE Plaintiff, * CIRCUIT COURT v. * FOR C. TAYLOR PICKETT, et al. * BALTIMORE CITY, MARYLAND Defendants. * Case No. 24-C-19-000573 * (Consolidated with No. 24-C-19-000972) * * * * * * * * * * * * * [PROPOSED] PRELIMINARY APPROVAL ORDER This matter having come before the Court on Plaintiffs’ motion for entry of an order: (a) preliminarily approving the proposed settlement (the “Settlement”) of the above-captioned action and the related derivative action pending in the U.S. District Court for the Southern District of New York, captioned Stourbridge Investments LLC v. Callen et al., Case No. 1:18-cv-07638, in accordance with the Stipulation of Settlement entered into by the Parties, dated February 22, 2024 (the “Stipulation”); and (b) approving the distribution of Notice to shareholders of Omega Healthcare Investors, Inc.; and the Court, having read and considered the Stipulation and accompanying documents, and all Parties having consented to the entry of this Preliminary Approval Order, IT IS HEREBY ORDERED THAT: 1. Except as otherwise stated, capitalized terms used herein have the meanings defined in the Stipulation. 2. The Settlement appears to be the product of serious, informed, extensive arms-length negotiations, has no obvious deficiencies, provides substantial value to the Company and its shareholders and, therefore, merits further consideration.

1 3. The Court preliminarily finds that the Settlement is fair, reasonable, adequate and in the best interest of the Company and its shareholders. 4. A Settlement Hearing shall be held on ___________________ 2024, at ____ _.m., before the Honorable Lawrence P. Fletcher-Hill, at the Circuit Court for Baltimore City, Maryland, Cummings Courthouse, 111 N. Calvert Street, Baltimore, Maryland 21202, at which the Court will determine: a. whether the terms of the Settlement should be approved, as fair, reasonable, adequate, and in the best interest of the Company and its shareholders; b. whether notice of the Settlement fully satisfied the requirements of due process and any other applicable law; c. whether the Court should enter the Judgment dismissing the Maryland State Action with prejudice, and release and enjoin prosecution of any and all Released Claims; d. whether the application of Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of expenses, and awards to Plaintiffs, should be approved; e. such other matters as the Court may deem appropriate. 5. The Court approves, as to form and content, the Notice and Summary Notice, and finds that posting, publication, and filing of the Notice and Summary Notice, as set forth in the Stipulation is reasonable, constitutes the best notice practicable under the circumstances, constitutes due and sufficient notice of all matters relating to the Settlement, and meets the requirements of due process under the United States Constitution and any other applicable laws. 6. Within ten (10) business days after the entry of this Preliminary Approval Order, Omega shall: (a) post the Notice, with a copy of the Stipulation and exhibits thereto, on the investor

2 relations page of the Company’s website, which will be maintained through the date of the Settlement Hearing; (b) publish the Summary Notice in Investor’s Business Daily; and (c) file the Notice, with a copy of the Stipulation and exhibits thereto, as exhibits to an SEC Form 8-K. 7. All costs incurred in providing the Notice shall be paid by the Company. 8. At least fifteen (15) calendar days prior to the Settlement Hearing, Omega shall file with the Court a declaration with respect to the posting, publication, and filing of the Notice and Summary Notice as provided in paragraph 6 of this Preliminary Approval Order. 9. Any Current Shareholder of Omega common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered thereon, or the Fee and Expense Amount or Service Award should not be awarded. However, no shareholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered thereon, unless that shareholder has caused to be filed, and served on counsel as noted below, written objections stating all supporting bases and reasons for the objection, names of any witness(es) the shareholder intends to call to testify at the Settlement Hearing and the subject(s) of their testimony, whether the shareholder intends to appear at the Settlement Hearing, and setting forth proof of current ownership of Omega stock and ownership of Omega stock as of February 22, 2024 as well as documentary evidence of when such stock ownership was acquired. 10. At least fourteen (14) calendar days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, Circuit Court for Baltimore City, Maryland, Cummings Courthouse, 111 N. Calvert Street, Baltimore, Maryland 21202, and serve such materials by that date, to each of the following Parties’

3 counsel: Counsel for Plaintiffs Counsel for Defendants LIFSHITZ LAW FIRM, P.C Attn: Joshua M. Lifshitz 1190 Broadway Hewlett, NY 11557 T: 516-493-9780 E: jlifshitz@lifshitzlaw.com PESSIN KATZ LAW, P.A. Attn: Robert S. Campbell 901 Dulaney Valley Road, Suite 500 Towson, Maryland 21204 T: 410-769-6140 E: rcampbell@pklaw.com ROBBINS LLP Attn: Craig W. Smith 5060 Shoreham Place, Suite 300 San Diego, CA 92122 T: 619-525-3990 E: csmith@robbinsllp.com BRYAN CAVE LEIGHTON PAISNER LLP Attn: Eric Rieder 1290 Avenue of the Americas New York, NY 10104 T: 212-541-2057 E: ERieder@bclplaw.com 11. Only shareholders who have filed with the Court and sent to the counsel listed in paragraph 10 of this Preliminary Approval Order valid and timely written notices of objection will be entitled to be heard at the hearing unless the Court orders otherwise. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Award, unless otherwise ordered by the Court, but shall be forever bound by the Judgment entered and the releases to be given as set forth in the Stipulation. 12. Plaintiffs shall file their motion for final approval of the Settlement at least twenty-one (21) calendar days prior to the Settlement Hearing. If there is any objection to the Settlement, Plaintiffs shall file a response to the objection(s) at least seven (7) calendar days prior to the Settlement Hearing. 13. All proceedings in the Maryland State Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby

4 stayed and suspended until further Order of this Court. 14. Pending the Court’s determination as to final approval of the Settlement and entry of the Judgment, Plaintiffs, Plaintiffs’ Counsel, and all Current Shareholders, derivatively on behalf of Omega, will be barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of Plaintiffs’ Released Claims against any of the Plaintiffs’ Released Persons. 15. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Omega shareholders. 16. Neither the Stipulation nor the Settlement contained therein, nor any term or provision contained in the Stipulation, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, nor any of the negotiations or proceedings connected with the Stipulation or Settlement (including this Preliminary Approval Order or any other orders or judgments entered in connection with the Stipulation or Settlement), is nor shall be construed as nor deemed a presumption, a concession, or admission by any of the Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Settling Actions or with respect to any of the claims settled in the Maryland Federal Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any Person in the Settling Actions, the Maryland Federal Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly therein. 17. If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its

5 terms: (i) all Parties and Released Persons shall be restored to their respective positions in the Settling Actions as of the date of the execution of the Stipulation; (ii) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (iii) any portion of the Fee and Expense Amount that has been paid to Plaintiffs’ Counsel shall be refunded and returned within fifteen (15) business days, as provided in paragraph VI.4.3 of the Stipulation; and (iv) all negotiations, proceedings, documents prepared, and statements made in connection with the Stipulation or Settlement (including this Preliminary Approval Order or any other orders or judgments entered in connection with the Stipulation or Settlement) shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in the Settling Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Settling Actions or in any other proceeding for any purpose. 18. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement, without further notice to Omega shareholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without further notice to Omega shareholders; and (iii) and the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Omega shareholders. Any Omega shareholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the website of Omega at https://www.omegahealthcare.com/investors/corporate-governance for any change in date, time or format of the Settlement Hearing. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

6 IT IS SO ORDERED. Dated: JUDGE LAWRENCE P. FLETCHER-HILL

EXHIBIT C

1 PHILLIP SWAN * IN THE Plaintiff, * CIRCUIT COURT v. * FOR C. TAYLOR PICKETT, et al. * BALTIMORE CITY, MARYLAND Defendants. * Case No. 24-C-19-000573 * (Consolidated with No. 24-C-19-000972) * * * * * * * * * * * * * NOTICE OF PROPOSED SETTLEMENT AND OF SETTLEMENT HEARING TO: ALL OWNERS OF COMMON STOCK OF OMEGA HEALTHCARE INVESTORS, INC. (“OMEGA” OR THE “COMPANY”) AS OF FEBRUARY 22, 2024 AND WHO CONTINUE TO HOLD OMEGA COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING (“CURRENT OMEGA SHAREHOLDERS”): PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Circuit Court for Baltimore City, Maryland (the “Court”), that a proposed settlement has been reached resolving the following two consolidated shareholder derivative actions brought in this Court on behalf and for the benefit of Omega: Swan v. Pickett, et al., Case No. 24-C-19-000573 and Bradley, et al. v. Callen et al., Case No. 24-C-19-000572 (together, the “Maryland State Action), and the related derivative action pending in the U.S. District Court for the Southern District of New York, captioned Stourbridge Investments LLC v. Callen et al., Case No. 1:18-cv-07638 (the “New York Federal Action”), in

2 accordance with the Stipulation of Settlement entered into by the Parties, dated February 22, 2024, (the “Stipulation”). 1 As explained below, a Settlement Hearing shall be held on ___________________ 2024, at ____ _.m., before the Honorable Lawrence P. Fletcher-Hill, at the Circuit Court for Baltimore City, Maryland, Cummings Courthouse, 111 N. Calvert Street, Baltimore, Maryland 21202, at which the Court will determine: (a) whether the terms of the Settlement should be approved, as fair, reasonable, adequate, and in the best interest of the Company and its shareholders; (b) whether notice of the Settlement fully satisfied the requirements of due process and any other applicable law; (c) whether the Court should enter the Judgment dismissing the Maryland State Action with prejudice, and release and enjoin prosecution of any and all Released Claims; (d) whether the Court should approve the agreed Fee and Expense Amount, and a Service Award to Plaintiffs; and (e) such other matters as the Court may deem appropriate. You have an opportunity to be heard at this hearing. The Court may adjourn the Settlement Hearing by oral or other announcement at such hearing or make any other adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee and Expense Amount and Service Award without further notice of any kind. The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation. The Court has not determined the merits of Plaintiffs’ claims or Defendants’ defenses. By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted 1 All capitalized terms herein have the same meanings set forth in the Stipulation, which is available for viewing on Omega’s website at https://www.omegahealthcare.com/investors/corporate-governance.

3 by any party in the Settling Actions. THERE IS NO CLAIMS PROCEDURE. The Settling Actions were brought to protect the interests of Omega. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure. I. FACTUAL BACKGROUND AND RELEVANT PROCEEDINGS A. The Allegations Omega Healthcare Investors, Inc. (“Omega” or the “Company”) is a self-administered real estate investment trust (“REIT”) that invests in healthcare facilities. Omega earns revenue by collecting rent and mortgage payments from facility operators. Omega reports operational performance using funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) metrics reflecting those revenues. Plaintiffs contend that certain current and former officers and directors of Omega (the “Individual Defendants,” as defined below) breached non-exculpable fiduciary duties to Omega and its shareholders in the first half of 2017 by extending, without adequately disclosing, a $15.2 million Working Capital Loan (the “WCL”) to Omega’s second largest operator, Orianna Health Systems (“Orianna”). Plaintiffs allege Orianna used the WCL to make partial monthly rent payments it could not otherwise have funded from operations. In early 2018, Orianna filed for bankruptcy protection. Plaintiffs contend that the Orianna acquisition and the WCL wasted Omega’s assets, and that the omission of the WCL from Omega’s disclosures rendered statements regarding Orianna’s purportedly stabilizing delinquency durations and prospects for resolving solvency threatening operational challenges, as well as Omega’s fiscal year 2017 FFO and AFFO guidance, materially misleading. Plaintiffs allege that those misleading statements damaged Omega’s credibility in capital and credit markets, increasing its costs of capital and debt, and exposing the Company to

4 liability and tens of millions of dollars in defense and indemnification costs in federal securities class actions commenced in the United States District Court for the Southern District of New York, captioned In re Omega Healthcare Investors, Inc. Securities Litigation, Case No. 1:17-cv-08983 (S.D.N.Y.) (the “Securities Action”).2 Plaintiffs contend that Omega’s disclosures concerning Orianna were the product of fiduciary misconduct and lack of effective internal controls and board-level supervision of corporate strategy, distressed leases, accounting and financial reporting, and earnings guidance. As set forth in Section IV below, Defendants vigorously dispute Plaintiffs’ allegations and contentions, deny any wrongdoing, and maintain that they acted in good faith, reasonably, and in compliance with all fiduciary and legal obligations in these matters. B. Summary of Relevant Proceedings3 The Maryland State Action On April 9, 2018, plaintiff Phillip Swan (“Swan”) sent the Board a litigation demand detailing allegations of wrongdoing, and asking the Board to investigate and to seek recovery from certain Individual Defendants and to implement corporate governance reforms designed to address the lapses in internal controls and oversight Swan contends permitted the alleged wrongdoing to occur. Swan’s counsel followed up by letter dated June 15, 2018. 2 On April 25, 2023, the District Court approved the settlement of the Securities Action and entered judgment thereon. No appeal was taken, and the action has been terminated. 3 On December 2, 2020, Robert Wojcik, filed a verified shareholder derivative complaint on behalf of nominal defendant Omega for alleged violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), Sections 10(b) and 21D of the Exchange Act, as well as claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets in the United States District Court for the District of Maryland, captioned Wojcik v. Omega Healthcare Investors, Inc., et al., Case No. 1:20-cv-03491 (D. Md.) (the “Maryland Federal Action”). In addition to claims relating to the matters alleged in the Settling Actions, plaintiff in the Maryland Federal Action alleges claims relating to diversity, discrimination, race, gender, and social justice not alleged in the New York Federal Action or the Maryland State Action. This Stipulation does not resolve claims asserted in the Maryland Federal Action that relate to diversity, discrimination, race, gender, and social justice. The parties to the Maryland Federal Action have agreed to resolve those claims pursuant to a separate stipulation of settlement.

5 On June 29, 2018, counsel for Omega acknowledged the Board’s receipt of the demand and advised that the Board would address the demand at its July 30, 2018 meeting. On August 28, 2018, Swan’s counsel wrote to Omega’s counsel seeking information regarding the Board’s July 30, 2018 meeting and any decisions made with respect to Swan’s demand. Outside counsel representing a Demand Review Committee (the “DRC”) formed by the Board to review and investigate the demand advised that they would “be in touch as the investigation progresses.” In subsequent correspondence, Swan’s counsel sought additional information regarding the scope and estimated duration of the investigation. Counsel for the DRC did not immediately respond. On November 6, 2018, counsel for the DRC reported by letter that the DRC had recommended against pursuing any of the claims articulated in Swan’s demand, and that members of the Board voted to accept the DRC’s recommendation during the Board’s October 31, 2018 meeting. DRC counsel’s two and one-half page letter summarized elements of the DRC’s investigation process and the bases for its recommendation; it did not provide a detailed investigation report or any documents reflecting the DRC’s or Board’s proceedings or decision-making. On November 12, 2018, Swan’s counsel wrote to counsel for the DRC seeking such materials. Counsel for the DRC responded on November 16, 2018, refusing to provide any further information. On January 30, 2019, Swan filed a complaint in the Baltimore City Circuit Court of Maryland asserting claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment (the “Swan Action”). In addition to the substantive allegations, Swan alleged standing to pursue the claims derivatively on behalf of Omega on grounds that the DRC’s refusal to provide adequate information about its purported investigative process, findings, and reasons for refusing

6 Swan’s litigation demand effectively insulated its decision-making from reasonable scrutiny, amounting to wrongful demand refusal. Shortly after filing the action, Swan moved for inclusion of the action in the Business and Technology Case Management Program, pursuant to Md. Rule 16-205. On July 2, 2019, defendants responded to the motion. On July 11, 2019, the Court issued an order designating the case for the action in the Business and Technology Case Management Program, and assigning the matter to Judge Yvette M. Bryant. On August 27, 2019, the parties filed a stipulation and proposed order consolidating Swan’s action with a related derivative action captioned, Bradley, et al. v. Callen, et al., Case No. 24C19000972 (Baltimore, Md. Cir. Ct.) (the “Bradley Action”);4 appointing Swan’s counsel, Robbins LLP, Lead Counsel for plaintiffs; and temporarily staying the case pending further developments in the related Securities Action, subject to plaintiffs’ rights to file a consolidated complaint, to receive documents produced in discovery or for mediation purposes to plaintiffs in the Securities Action, or to any other derivative plaintiff, and to receive advanced notice of any mediation or other settlement discussions in any related matter. On October 1, 2019, the Court entered orders consolidating the related derivative actions, designating the Swan Action the lead case, and re-assigning the consolidated case to Judge Lawrence P. Fletcher-Hill. On October 11, 2019, Judge Fletcher-Hill entered an order approving the proposed plaintiffs’ leadership structure for the consolidated action and staying the action, subject to the terms and conditions of the parties’ stipulation. In March 2019, the Securities Action was dismissed by the U.S. District Court. On August 4 The Bradley Action was filed on February 28, 2019, asserting similar causes of action arising from similar factual allegations, including allegations that plaintiff Bradley’s litigation demand had been wrongfully refused by Omega’s Board.

7 21, 2020, plaintiffs and defendants in the Maryland State Action jointly notified the Court of the reversal of that dismissal by the U.S. Court of Appeals for the Second Circuit and its remand of the Securities Action for further proceedings. The parties requested an extension of the temporary stay pursuant to the terms and conditions of their stipulation through the close of fact discovery in the Securities Action, during which time plaintiffs would receive copies of documents produced in discovery in the Securities Action. On January 6, 2022, following plaintiffs’ motion to defer dismissal, the Court entered an order continuing the stay pending the close of fact discovery in the Securities Action. On November 17, 2022, the parties filed a stipulation and proposed protective order governing the confidential treatment and filing under seal of designated discovery material, which the Court entered on November 23, 2022. Thereafter, defendants produced to Swan’s counsel all documents produced to plaintiffs in discovery in the Securities Action, and certain materials provided in connection with the mediation. On September 21, 2023, following extensive formal mediation and informal settlement negotiations, the Settling Parties entered into a memorandum of understanding setting forth the material substantive terms of their agreement in principle to settle the Settling Actions. On October 6, 2023, the parties filed a joint status report and motion to continue the stay, citing their agreement in principle and continued negotiations regarding a formal stipulation of settlement to incorporate the substantive terms of the settlement and detailing the settlement’s operational terms to be presented to the Court for approval. On October 17, 2023, the Court entered an order continuing the stay pending the filing of a stipulation and agreement of settlement, completion of a notice program to be approved by the Court, and briefing and hearing on approval of the proposed settlement.

8 The New York Federal Action On August 22, 2018, plaintiff Stourbridge Investments LLC (“Stourbridge”) filed a shareholder derivative action on behalf of nominal defendant Omega in the United States District Court in the Southern District of New York, captioned Stourbridge Investments, LLC v. Callen, et al., Case No. 1:18-cv-07638 (S.D.N.Y.) (the “New York Federal Action”). Stourbridge asserted claims for violations of §14(a) of the Exchange Act, breaches of fiduciary duties, abuse of control, and gross mismanagement. Stourbridge claimed standing under Federal Rule of Civil Procedure 23.1 to pursue the claims derivatively on behalf of Omega and its shareholders based upon allegations that presenting Omega’s Board (as then constituted) with a litigation demand would have been futile because a majority of the directors faced a substantial likelihood of liability for the alleged wrongdoing. The New York Federal Action was subsequently assigned to Judge J. Paul Oetken. On October 24, 2018, the parties filed a stipulation and proposed order to stay the New York Federal Action until 30 days after the entry of judgment or a voluntary dismissal with prejudice in the related Securities Action, subject to plaintiff’s rights to file an amended complaint, receive documents produced in discovery or for mediation purposes to plaintiffs in the Securities Action, or to any other derivative plaintiff, and to receive advanced notice of any mediation or other settlement discussions with plaintiffs in the Securities Action or another related derivative lawsuit. The stipulation also provided for the appointment of Swan’s counsel, Lifshitz Law Firm, P.C. as lead counsel in the New York Federal Action. On October 25, 2018, the court entered an order staying the New York Federal Action according to the terms set forth above. On August 2, 2021, the parties to the New York Federal Action jointly filed a status report

9 informing the court of the reversal of the judgment of dismissal of the related Securities Action, requesting that the New York Federal Action remain stayed pursuant to the terms of the original stipulation. On November 2, 2022, the parties filed a stipulation and proposed protective order governing the confidential treatment and filing under seal of designated discovery material, which the court entered on November 9, 2022. Thereafter, Defendants produced to Stourbridge’s counsel all documents produced to plaintiff in discovery in the related Securities Action and certain materials provided in connection with mediation. On September 21, 2023, following extensive formal mediation and informal settlement negotiations, the Settling Parties reached an agreement in principle as to material substantive terms to settle the Settling Actions. On September 25, 2023, the parties notified the court in the New York Federal Action of their agreement in principle and requested that the court continue the stay in the New York Federal Action until November 29, 2023. On November 29, 2023, the parties filed a joint status report, informing the court in the New York Federal Action that they anticipated submitting a finalized stipulation to the Court in the Maryland State Action for judicial approval. On November 30, 2023, the court endorsed the November 29, 2023 joint status report, extending the stay through January 30, 2024, and requesting the parties file a joint status letter or a stipulation dismissal by that date. On January 30, 2024, the parties filed another joint status report with the court, requesting a further stay of the New York Federal Action as the Settling Parties continued to negotiate the stipulation of settlement. The court endorsed the January 30, 2024 joint status report that same

10 day, extending the stay through March 1, 2024, and requesting the parties file a joint status letter or a stipulation dismissal by that date. II. THE SETTLEMENT NEGOTIATIONS Following the reversal of the District Court’s order dismissing the Securities Action, the parties in the Securities Action and the related derivative actions engaged the services of experienced neutral David Murphy of Phillips ADR (the “Mediator”) and scheduled concurrent mediation sessions to take place in early 2021. In anticipation of the mediation, counsel for Swan and Stourbridge each submitted detailed mediation briefs addressing the key facts, claims, damages, and expected defenses, as well as their respective theories of derivative standing. In addition, both Plaintiffs submitted comprehensive formal written settlement demands detailing the rationale for monetary and non-monetary relief, including proposals for substantial corporate governance, oversight and internal controls reforms. On January 13, 2021, the Parties participated in a formal all-day mediation session facilitated by the Mediator, concurrent with the mediation in the Securities Action. Over the course of the mediation, the Parties discussed topics relevant to evaluating the potential early settlement, including, inter alia, the Parties’ respective views regarding the relative strength of the core claims and available defenses; the evidence bearing on certain factual disputes; the implications of the array of related actions; the Company’s management and supervision structure, financial condition, and management and governance developments following Swan’s demand and the filing of various related actions; the structure and amounts of applicable insurance; the Company’s initial reaction to Plaintiffs’ monetary and governance reforms demands; and the possibility of conducting additional confidential exchanges of information bearing on these matters. The mediation session did not result in a settlement agreement, but the Parties agreed to remain in contact directly and through the Mediator to continue the negotiations and information exchanges

11 of information. Over the ensuing nineteen months, the Parties continued to exchange confidential information and materials bearing on the merits of the claims and defenses, Omega’s corporate governance and management, and the available Directors and Officers insurance. On September 28, 2021, the District Court issued its final opinion assessing the sufficiency of the claims in the Securities Action, and entered an order denying, in material part, defendants’ motion to dismiss. The defendants in the Securities Action filed an answer to the second amended class action complaint in late November 2021. Merits discovery commenced shortly thereafter. Pursuant to the terms of the temporary stay orders entered in the Settling Actions, Omega made all documents produced in discovery in the Securities Action available to Plaintiffs’ Counsel, who reviewed and analyzed the materials as they were made available. On September 30, 2022, following substantial discovery in the Securities Action, the parties in the Securities Action and the related derivative actions engaged in a second all-day mediation session led by the Mediator. That session ultimately resulted in a resolution of the Securities Action. The Parties did not reach an agreement to resolve any of the derivative actions. In advance of that mediation, Settling Defendants provided a comprehensive written counter to Plaintiffs’ proposed corporate governance reform proposals. Plaintiffs prepared a comprehensive written response to Defendants’ counter, and provided the Mediator with a written assessment of the competing proposals and pending monetary demand. The Parties discussed these matters further during the course of the mediation, with the Mediator acting as interlocutor. Following the second formal mediation session, the Parties continued to engage in informal and formal arm’s-length negotiations directly and through the Mediator. Throughout 2023, the Parties exchanged and debated the merits of numerous comprehensive written proposals and

12 counterproposals. In late August 2023, the Parties reached an agreement in principle on the material substantive consideration for a settlement, including the Corporate Governance Reforms to be instituted by Omega, and on September 21, 2023, entered into a memorandum of understanding, which included the substantive consideration and other material settlement terms and conditions to be incorporated into a formal stipulation of settlement. After entering into a memorandum of understanding, the Parties engaged in good faith, arm’s-length negotiations supervised by the Mediator regarding a reasonable amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the value of the Settlement’s substantial benefits to Omega and its shareholders. The Parties scheduled another formal mediation session attended by counsel for the Parties and the relevant insurers. The negotiations centered on the factors deemed relevant under applicable case law. Before the mediation, the Parties exchanged written descriptions of fee awards in comparable cases. During the mediation, counsel debated the comparability of those matters and additional cases supplied by Plaintiffs’ Counsel following several hours of confidential negotiations. Over the course of the mediation, the Parties exchanged numerous proposals and counter proposals, but were unable to reach agreement. In the days following the mediation, the Mediator continued to discuss the matter with the Parties, and ultimately presented the Parties with a double-blind “mediator’s proposal” that, subject to Court approval, Omega shall pay or cause to be paid Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of $1,950,000. The Parties accepted the Mediator’s proposal. The Parties then negotiated and reached agreement on the formal operational terms of the Settlement as set forth herein. III. PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT Plaintiffs believe that the Settling Actions have substantial merit. Plaintiffs’ entry into the Stipulation of Settlement is not intended to be, and shall not be construed as, an admission or

13 concession concerning the relative strength or merit of the claims alleged in the Settling Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge, however, the significant risk, uncertainties, expense, and length of continued proceedings necessary to prosecute the Settling Actions against the Individual Defendants through trial and possible appeals, as well as the significant costs, time and potential diversion of management resources entailed in such complex derivative litigation. Plaintiffs’ Counsel’s conclusion that the Settlement serves the best interests of Omega and its shareholders is well-informed. Plaintiffs’ Counsel have conducted extensive investigation and analysis of the relevant facts and governing law, including review and analysis of, inter alia: (i) Omega’s press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”) filings; (ii) securities analysts’ reports and advisories, and business and financial media reports; (iii) pleadings and orders in the related Securities Action; (iv) the applicable legal standards and relevant precedents under Maryland, New York, Delaware, and federal securities laws governing the claims and potential defenses; (v) documents produced in response to shareholder inspection demands; (vi) documents produced in discovery in the Securities Action; (vii) additional confidential documents and information exchanged during the course of the Mediation sessions and subsequent settlement negotiations; (viii) the Company’s corporate governance structures, matters bearing on the unique governance challenges facing Omega’s business model and governance best practices at companies with similar business models and in related industries; (ix) analyses of the ranges of potential recovery under multiple damages and disgorgement theories and models; and (x) months of written and verbal exchanges with Defendants’ Counsel and the Mediator, during which Plaintiffs’ factual allegations and inferences, legal contentions, and damages and disgorgement theories were vetted and challenged.

14 Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Omega and its shareholders, and serves their best interests. IV. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Settling Actions, and the Individual Defendants have expressly denied and continue to deny all allegations of wrongdoing or liability against them arising out of any conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Settling Actions. Defendants recognize and acknowledge, however, the significant risk, uncertainties, expense, and burden of continued proceedings necessary to defend any litigation—especially complex cases such as the Settling Actions—through trial and possible appeals. Defendants have determined that it is in the best interests of Omega for the Settling Actions to be settled in the manner and upon the terms and conditions set forth in the Stipulation. Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. Defendants’ entry into the Stipulation of Settlement is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Settling Actions. V. TERMS OF THE SETTLEMENT The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Omega’s website at

15 https://www.omegahealthcare.com/investors/corporate-governance. The following is only a summary of its terms. Within sixty (60) days following entry of the Judgment, the Board shall adopt such resolutions and amend such bylaws, committee charters, and any policies or procedures as necessary to fully and faithfully implement the Corporate Governance Reforms, which shall remain in effect for not less than the Effective Term, except for modifications required by applicable law, regulation, or fiduciary duty to Omega. The Board acknowledges and agrees that: (i) Plaintiffs’ litigation demands, lawsuits and settlement efforts were substantial and material factors in the Board’s decision to agree to adopt, implement, and maintain the Corporate Governance Reforms for the Effective Term; (ii) the Corporate Governance Reforms confer substantial benefits on the Company and its stockholders; and (iii) the Board’s commitment to adopt, implement, and maintain the Corporate Governance Reforms for the Effective Term will serve Omega’s and its stockholders’ best interests, and constitutes fair, reasonable and adequate consideration for the release of the Plaintiffs’ Released Claims. The Corporate Governance Reforms comprise practices, positions, committees, charters and policies that will be adopted or that were adopted after the date that Plaintiffs made their demands on Defendants, which address the allegations underlying the Settling Actions and provide for corporate governance improvements in the following categories: (1) Credit Risk Oversight; (2) Appointment of a Compliance Officer; (3) Creation of a Disclosure Committee and Related Disclosure Matters; (4) Enhanced Employee Training; (5) Audit Committee Enhancements; (6) Maintenance of Key Governance Protections;

16 (7) Attendance of Directors at Annual Stockholder Meetings; (8) Review of the Company’s Code of Conduct; (9) Executive Compensation Clawback Policy; (10) Insider Trading Policy Enhancements; (11) Related Person Transaction Policy; (12) Whistleblower Policy Enhancements; (13) Corporate Governance Website; (14) Stockholder Nomination of Directors; (15) Director Term Limits, Education and Independence; (16) Stock Ownership Guidelines; and (17) Additional Corporate Governance Enhancements Already Undertaken by the Company. For a detailed description of the Corporate Governance Reforms that Omega agreed to adopt as consideration for the Settlement, please see Exhibit A to the Stipulation, which is available for viewing at the Court or on Omega’s website at https://www.omegahealthcare.com/investors/corporate-governance. VI. RELEASES AND DISMISSAL The Settlement will become effective on the Effective Date, when all events upon which the Settlement is conditioned have occurred, including the entry of the Judgment approving the Settlement and dismissing the Maryland State Action with prejudice, which becomes Final and non-appealable. Upon the Effective Date, each of the Plaintiffs’ Releasing Persons shall be deemed to, and by operation of the Judgment shall: (a) have fully, finally, and forever released, relinquished, and discharged the Plaintiffs’ Released Claims against the Plaintiffs’ Released Persons; (b) have covenanted not to sue any Plaintiffs’ Released Person with respect to any Plaintiffs’ Released

17 Claims; and (c) be permanently barred and enjoined from instituting, commencing or prosecuting the Plaintiffs’ Released Claims against the Plaintiffs’ Released Persons. Upon the Effective Date, each of the Defendants’ Releasing Persons shall be deemed to, and by operation of the Judgment shall: (a) have fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims; (b) have covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims; and (c) be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons. VII. ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES After negotiating the Corporate Governance Reforms to be instituted by Omega in connection with the Settlement of the Settling Actions, the Parties engaged in in good faith, arm’s-length negotiations, before the Mediator, regarding the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. In consideration for the substantial benefits conferred upon Omega as a direct result of the Settlement and the efforts of Plaintiffs’ Counsel in the Settling Actions, Omega has agreed to pay or cause to be paid an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the total amount of $1,950,000 (the “Fee and Expense Amount”) subject to Court approval. The Fee and Expense Amount or such other amount as may be awarded by the Court shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses in connection with the Settling Actions. Plaintiffs’ Counsel will request approval by the Court of the Fee and Expense Amount at the Settlement Hearing. To date, Plaintiffs’ Counsel have neither received any payment for their services in pursuing the Settling Actions, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket litigation expenses incurred. Plaintiffs’ Counsel believe that the Fee and Expense Amount is within the range of fees and expenses awarded to plaintiffs’ counsel under similar

18 circumstances in litigation of this type. Plaintiffs’ Counsel may apply for a proposed service award of $3,000 to each of the Plaintiffs in recognition of the substantial benefits they helped to create for all Current Omega Shareholders (“Service Award”). Any Service Award approved by the Court shall be funded from the Fee and Expense Amount approved by the Court. Defendants and/or Defendants’ Counsel shall take no position with respect to the Service Award. VIII. THE SETTLEMENT HEARING The Settlement Hearing will be held before the Honorable Lawrence P. Fletcher-Hill, at the Circuit Court for Baltimore City, Maryland, Cummings Courthouse, 111 N. Calvert Street, Baltimore, Maryland 21202, at which the Court will determine: (a) whether the terms of the Settlement should be approved, as fair, reasonable, adequate, and in the best interest of the Company and its shareholders; (b) whether notice of the Settlement fully satisfied the requirements of due process and any other applicable law; (c) whether the Court should enter the Judgment dismissing the Maryland State Action with prejudice, and release and enjoin prosecution of any and all Released Claims; (d) whether the Court should approve the agreed Fee and Expense Amount, and a Service Award to Plaintiffs; and (e) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice. The Court may decide to hold the Settlement Hearing telephonically or by other virtual means without further notice. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or Omega’s website at https://www.omegahealthcare.com/investors/corporate-governance for any change in date, time or format of the Settlement Hearing. Any Current Shareholder may, but is not required to, appear at the Settlement Hearing.

19 IX. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING Any Current Omega Shareholder may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered thereon, or the Fee and Expense Amount or Service Award should not be awarded. However, unless otherwise ordered by the Court, no shareholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered thereon, or to the Fee and Expense Amount and Service Award, unless that shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, caused to be filed with the Court a written notice of objection containing the following information: 1. The shareholder’s name, legal address, and telephone number; 2. The case name and number (Swan v. Pickett, et al., Case No. 24-C-19-000573); 3. Proof of being an Omega shareholder at the time of the objection and as of February 22, 2024; 4. The date(s) on which the shareholder acquired their Omega shares of Omega common stock; 5. A statement of each objection being made; 6. Notice of whether the shareholder intends to appear at the Settlement Hearing (an appearance is not required); and 7. Copies of any papers to be submitted to the Court, along with the names of any witness(es) the shareholder intends to call to testify at the Settlement Hearing and the subject(s) of their testimony. If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before ________________, 2024. All written objections and

20 supporting papers must be filed with the Clerk of the Court, Circuit Court for Baltimore City, Maryland, Cummings Courthouse, 111 N. Calvert Street, Baltimore, Maryland 21202, and served by that date to each of the following Parties’ counsel: Counsel for Plaintiffs Counsel for Defendants LIFSHITZ LAW FIRM, P.C Attn: Joshua M. Lifshitz 1190 Broadway Hewlett, NY 11557 T: 516-493-9780 E: jlifshitz@lifshitzlaw.com PESSIN KATZ LAW, P.A. Attn: Robert S. Campbell 901 Dulaney Valley Road, Suite 500 Towson, Maryland 21204 T: 410-769-6140 E: rcampbell@pklaw.com ROBBINS LLP Attn: Craig W. Smith 5060 Shoreham Place, Suite 300 San Diego, CA 92122 T: 619-525-3990 E: csmith@robbinsllp.com BRYAN CAVE LEIGHTON PAISNER LLP Attn: Eric Rieder 1290 Avenue of the Americas New York, NY 10104 T: 212-541-2057 E: ERieder@bclplaw.com YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________________, 2024. Only Current Omega Shareholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Award, unless otherwise ordered by the Court, but shall be forever bound by the Judgment entered and the releases to be given as set forth in the Stipulation. X. EXAMINATION OF PAPERS AND INQUIRIES There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Omega’s website at

21 https://www.omegahealthcare.com/investors/corporate-governance. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, Circuit Court for Baltimore City, Maryland, Cummings Courthouse, 111 N. Calvert Street, Baltimore, Maryland 21202. Or you can call Plaintiffs’ Counsel: Craig W. Smith, Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, California 92122, telephone: (619) 525-3990, for additional information concerning the Settlement. PLEASE DO NOT CONTACT THE COURT OR OMEGA REGARDING THIS NOTICE. DATED: _______________ 2024 BY ORDER OF THE COURT CIRCUIT COURT FOR BALTIMORE CITY, MARYLAND

EXHIBIT D

1 PHILLIP SWAN * IN THE Plaintiff, * CIRCUIT COURT v. * FOR C. TAYLOR PICKETT, et al. * BALTIMORE CITY, MARYLAND Defendants. * Case No. 24-C-19-000573 * (Consolidated with No. 24-C-19-000972) * * * * * * * * * * * * * SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS TO: ALL OWNERS OF COMMON STOCK OF OMEGA HEALTHCARE INVESTORS, INC. (“OMEGA” OR THE “COMPANY”) AS OF FEBRUARY 22, 2024 AND WHO CONTINUE TO HOLD OMEGA COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING (“CURRENT OMEGA SHAREHOLDERS”): YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Circuit Court for Baltimore City, Maryland (the “Court”), that a proposed settlement has been reached resolving the following two consolidated shareholder derivative actions brought in this Court on behalf and for the benefit of Omega: Swan v. Pickett, et al., Case No. 24-C-19-000573 and Bradley, et al. v. Callen et al., Case No. 24-C-19-000972 (together, the “Maryland State Action”), and the related derivative action pending in the U.S. District Court for the Southern District of New York, captioned Stourbridge Investments LLC v. Callen et al., Case No. 1:18-cv-07638 (the “New York Federal Action”). The terms of the settlement are set forth in the Settling Parties’ Stipulation of Settlement dated February 22, 2024 (“Stipulation”), and all capitalized terms herein have the same meanings as set forth in the Stipulation. This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Circuit Court for Baltimore City, Maryland. A link to the text of the Stipulation and the full-length Notice of

2 Proposed Settlement and of Settlement Hearing may be found on Omega’s website at https://www.omegahealthcare.com/investors/corporate-governance. A Settlement Hearing shall be held on ___________________ 2024, at ____ _.m., before the Honorable Lawrence P. Fletcher-Hill, at the Circuit Court for Baltimore City, Maryland, Cummings Courthouse, 111 N. Calvert Street, Baltimore, Maryland 21202, at which the Court will determine: (a) whether the terms of the Settlement should be approved, as fair, reasonable, adequate, and in the best interest of the Company and its shareholders; (b) whether notice of the Settlement fully satisfied the requirements of due process and any other applicable law; (c) whether the Court should enter the Judgment dismissing the Maryland State Action with prejudice, and release and enjoin prosecution of any and all Released Claims; (d) whether the Court should approve the agreed Fee and Expense Amount, and a Service Award to Plaintiffs; and (e) such other matters as the Court may deem appropriate. You have an opportunity to be heard at this hearing. The Court may adjourn the Settlement Hearing by oral or other announcement at such hearing or make any other adjournment without further notice of any kind. The Court may decide to hold the Settlement Hearing telephonically or by other virtual means without further notice. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee and Expense Amount and Service Award without further notice of any kind. Any Current Omega Shareholder may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered thereon, or the Fee and Expense Amount or Service Award should not be awarded. However, unless otherwise ordered by the Court, no shareholder shall be heard or entitled to contest the approval of the proposed Settlement,

3 or, if approved, the Judgment to be entered thereon, or to the Fee and Expense Amount and Service Award, unless that shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, caused to be filed with the Court a written notice of objection containing the following information: 1. The shareholder’s name, legal address, and telephone number; 2. The case name and number (Swan v. Pickett, et al., Case No. 24-C-19-000573); 3. Proof of being an Omega shareholder at the time of the objection and as of February 22, 2024; 4. The date(s) on which the shareholder acquired their Omega shares of Omega common stock; 5. A statement of each objection being made; 6. Notice of whether the shareholder intends to appear at the Settlement Hearing (an appearance is not required); and 7. Copies of any papers to be submitted to the Court, along with the names of any witness(es) the shareholder intends to call to testify at the Settlement Hearing and the subject(s) of their testimony. If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before ________________, 2024. All written objections and supporting papers must be filed with the Clerk of the Court, Circuit Court for Baltimore City, Maryland, Cummings Courthouse, 111 N. Calvert Street, Baltimore, Maryland 21202, and served by that date to each of the following Parties’ counsel:

4 Counsel for Plaintiffs Counsel for Defendants LIFSHITZ LAW FIRM, P.C Attn: Joshua M. Lifshitz 1190 Broadway Hewlett, NY 11557 T: 516-493-9780 E: jlifshitz@lifshitzlaw.com PESSIN KATZ LAW, P.A. Attn: Robert S. Campbell 901 Dulaney Valley Road, Suite 500 Towson, Maryland 21204 T: 410-769-6140 E: rcampbell@pklaw.com ROBBINS LLP Attn: Craig W. Smith 5060 Shoreham Place, Suite 300 San Diego, CA 92122 T: 619-525-3990 E: csmith@robbinsllp.com BRYAN CAVE LEIGHTON PAISNER LLP Attn: Eric Rieder 1290 Avenue of the Americas New York, NY 10104 T: 212-541-2057 E: ERieder@bclplaw.com YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________________, 2024. Only Current Omega Shareholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Award, unless otherwise ordered by the Court, but shall be forever bound by the Judgment entered and the releases to be given as set forth in the Stipulation. There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Omega’s website at https://www.omegahealthcare.com/investors/corporate-governance. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, Circuit Court for Baltimore City, Maryland, Cummings Courthouse, 111 N. Calvert Street, Baltimore, Maryland 21202. Or you can call Plaintiffs’ Counsel: Craig W. Smith, Robbins LLP, 5060 Shoreham Place, Suite 300,

5 San Diego, California 92122, telephone: (619) 525-3990, for additional information concerning the Settlement. PLEASE DO NOT CONTACT THE COURT OR OMEGA REGARDING THIS NOTICE. DATED: _______________ 2024 BY ORDER OF THE COURT CIRCUIT COURT FOR BALTIMORE CITY, MARYLAND

EXHIBIT E

PHILLIP SWAN * IN THE Plaintiff, * CIRCUIT COURT v. * FOR C. TAYLOR PICKETT, et al. * BALTIMORE CITY, MARYLAND Defendants. * Case No. 24-C-19-000573 * (Consolidated with No. 24-C-19-000972) * * * * * * * * * * * * * [PROPOSED] ORDER AND FINAL JUDGMENT This matter came before the Court for hearing pursuant to the Court's Preliminary Approval Order dated ___________________ (the “Preliminary Approval Order”), on the application of the parties for final approval of the settlement. set forth in the Stipulation of Settlement dated February 22, 2024 (“Stipulation”). Due and adequate notice having been given to Current Omega Shareholders as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that: 1. Except as otherwise stated, capitalized terms used herein have the meanings defined in the Stipulation. 2. The Court has jurisdiction over the subject matter of the above-captioned matter, and over the Parties in the above-captioned matter. 3. Notice of the Settlement was given in accordance with the Preliminary Approval Order. Such notice was reasonable, constituted the best notice practicable under the circumstances, and complied with each of the requirements of due process under the United States

1 Constitution, and any other applicable laws. It is further determined that full opportunity to be heard has been offered to all parties and persons in interest, and that the Company, the Individual Defendants, Plaintiffs, and all of the Company’s shareholders are bound by this Order and Final Judgment. 4. The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, Omega, and Current Omega Shareholders, and hereby directs the Parties to perform the terms of the Settlement as set forth in the Stipulation. 5. The Maryland State Action is hereby dismissed with prejudice and without costs, except as otherwise provided herein. 6. Upon the Effective Date, (1) each of the Plaintiffs’ Releasing Persons shall be deemed to, and by operation of the Judgment shall: (a) have fully, finally, and forever released, relinquished, and discharged the Plaintiffs’ Released Claims against the Plaintiffs’ Released Persons; (b) have covenanted not to sue any Plaintiffs’ Released Person with respect to any Plaintiffs’ Released Claims; and (c) be permanently barred and enjoined from instituting, commencing or prosecuting the Plaintiffs’ Released Claims against the Plaintiffs’ Released Persons; and (2) each of the Defendants’ Releasing Persons shall be deemed to, and by operation of the Judgment shall: (a) have fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims; (b) have covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims; and (c) be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons.

2 7. The releases set forth herein and in the Stipulation extend to Unknown Claims (as defined in the Stipulation). All Releasing Persons are deemed to have relinquished, to the extent applicable and to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code; and the Releasing Persons are deemed to have waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, federal law or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. 8. Notwithstanding any other provision of this Order and Final Judgment to the contrary, nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation. In addition, nothing herein or in the Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by Omega. 9. The Court hereby approves the application of Plaintiffs and Plaintiffs’ Counsel for an award of attorneys’ fees and expenses and directs payment of the Fee and Expense Amount in accordance with the terms of the Stipulation. 10. The Court hereby approves the application of Plaintiffs and Plaintiffs’ Counsel for a Service Award, to be paid to Plaintiffs from the Fee and Expense Amount, in recognition of the substantial benefits they helped to create for all Current Omega Shareholders. 11. At all times during the course of the litigation, each of the Parties and their respective counsel has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, all laws and/or rules governing professional conduct.

3 12. Neither the Stipulation nor the Settlement contained therein, nor any term or provision contained in the Stipulation, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, nor any of the negotiations or proceedings connected with the Stipulation or Settlement (including this Judgment or any other orders or judgments entered in connection with the Stipulation or Settlement), is nor shall be construed as nor deemed to be a presumption, a concession, or admission by any of the Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Settling Actions or with respect to any of the claims settled in the Maryland Federal Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any Person in the Settling Actions, the Maryland Federal Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly therein. 13. The Released Persons may file the Stipulation and/or this Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or this Judgment: (i) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (ii) in furtherance of the Settlement contemplated in the Stipulation; and (iii) in any action to enforce the Settlement. 14. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation. If for any reason the Effective Date of the Stipulation does not occur, or if the

4 Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (i) all Parties and Released Persons shall be restored to their respective positions in the Settling Actions as of the date of the execution of this Stipulation; (ii) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (iii) any portion of the Fee and Expense Amount that has been paid to Plaintiffs’ Counsel shall be refunded and returned within fifteen (15) business days, as provided in paragraph VI.4.3 of the Stipulation; and (iv) all negotiations, proceedings, documents prepared, and statements made in connection with the Stipulation or Settlement (including the Preliminary Approval Order or any other orders or judgments entered in connection with the Stipulation or Settlement) shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in the Settling Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Settling Actions or in any other proceeding for any purpose. 15. This Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Parties to perform its terms to the extent the Parties have not already done so. 16. The effectiveness of this Judgment and the obligations of the Parties under the Stipulation and the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Judgment that relates to the Fee and Expense Amount or Service Award. 17. This Clerk is hereby directed to enter and docket this Order and Final Judgment. IT IS SO ORDERED. Dated: JUDGE LAWRENCE P. FLETCHER-HILL